                                                                  EXECUTION COPY
================================================================================




                                    INDENTURE


                            Dated as of June 19, 2003

                                      among

                            TENNECO AUTOMOTIVE INC.,
                                   as Issuer,

                       CERTAIN SUBSIDIARIES OF THE ISSUER,
                                  as Guarantors

                                       and

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                                   as Trustee

                                ----------------




                 10 1/4% Senior Secured Notes due 2013, Series A

                 10 1/4% Senior Secured Notes due 2013, Series B



================================================================================

                             CROSS-REFERENCE TABLE

  TIA                                                                       Indenture
Section                                                                      Section
-------                                                                     ---------
310(a)(1).................................................................    7.10
   (a)(2).................................................................    7.10
   (a)(3).................................................................    N.A.
   (a)(4).................................................................    N.A.
   (a)(5).................................................................    7.10
   (b)....................................................................    7.08; 7.10
   (c)....................................................................    N.A.
311(a)....................................................................    7.11
   (b)....................................................................    7.11
312(a)....................................................................    2.05
   (b)....................................................................    11.03
   (c)....................................................................    11.03
313(a)....................................................................    7.06
   (b)(1).................................................................    7.06
   (b)(2).................................................................    7.06; 7.07
   (c)....................................................................    7.05; 7.06; 11.02
   (d)....................................................................    7.06
314(a)....................................................................    4.08; 4.10; 11.02
   (b)....................................................................    N.A.
   (c)(1).................................................................    4.08; 11.04
   (c)(2).................................................................    11.04
   (c)(3..................................................................    4.08; 11.04
   (d)....................................................................    N.A.
   (e)....................................................................    11.05
   (f)....................................................................    N.A.
315(a)....................................................................    7.01(b)
   (b)....................................................................    7.05; 11.02
   (c)....................................................................    7.01(a)
   (d)....................................................................    7.01(c)
   (e)....................................................................    6.11
316(a)(last sentence).....................................................    2.09
   (a)(1)(A)..............................................................    6.05
   (a)(1)(B)..............................................................    6.04
   (a)(2).................................................................    N.A.
   (b)....................................................................    6.07; 9.04
   (c)....................................................................    9.04
317(a)(1).................................................................    6.08
   (a)(2).................................................................    6.09
   (b)....................................................................    2.04
318(a)....................................................................    11.01
   (c)....................................................................    11.01

---------------

"N.A." means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS

                                                                                Page
                                                                                ----
                                   ARTICLE One

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions........................................................1
SECTION 1.02.  Incorporation by Reference of TIA.................................38
SECTION 1.03.  Rules of Construction.............................................38
SECTION 1.04.  Designated Senior Debt............................................39

                                   ARTICLE Two

                                 THE SECURITIES

SECTION 2.01.  Form and Dating...................................................39
SECTION 2.02.  Execution and Authentication......................................40
SECTION 2.03.  Registrar and Paying Agent........................................41
SECTION 2.04.  Paying Agent To Hold Assets in Trust..............................41
SECTION 2.05.  Securityholder Lists..............................................42
SECTION 2.06.  Transfer and Exchange.............................................42
SECTION 2.07.  Replacement Securities............................................43
SECTION 2.08.  Outstanding Securities............................................43
SECTION 2.09.  Treasury Securities...............................................43
SECTION 2.10.  Temporary Securities..............................................44
SECTION 2.11.  Cancellation......................................................44
SECTION 2.12.  Defaulted Interest................................................44
SECTION 2.13.  CUSIP Number......................................................44
SECTION 2.14.  Deposit of Moneys.................................................45
SECTION 2.15.  Book-Entry Provisions for Global Securities.......................45
SECTION 2.16.  Registration of Transfers and Exchanges...........................46

                                  ARTICLE Three

                                   REDEMPTION

SECTION 3.01.  Notices to Trustee................................................50
SECTION 3.02.  Selection of Securities To Be Redeemed............................50
SECTION 3.03.  Notice of Redemption..............................................51
SECTION 3.04.  Effect of Notice of Redemption....................................52
SECTION 3.05.  Deposit of Redemption Price.......................................52
SECTION 3.06.  Securities Redeemed in Part.......................................52

                                                                                Page
                                                                                ----
                                  ARTICLE Four

                                    COVENANTS

SECTION 4.01.  Payment of Securities.............................................52
SECTION 4.02.  Maintenance of Office or Agency...................................53
SECTION 4.03.  Limitation on Incurrence of Additional Indebtedness...............53
SECTION 4.04.  Limitation on Restricted Payments.................................54
SECTION 4.05.  Corporate Existence...............................................57
SECTION 4.06.  Payment of Taxes and Other Claims.................................58
SECTION 4.07.  Maintenance of Properties and Insurance...........................58
SECTION 4.08.  Compliance Certificate; Notice of Default.........................59
SECTION 4.09.  Compliance with Laws..............................................59
SECTION 4.10.  Reports to Holders................................................60
SECTION 4.11.  Waiver of Stay, Extension or Usury Laws...........................60
SECTION 4.12.  Limitation on Asset Sales.........................................61
SECTION 4.13.  Limitation on Dividend and Other Payment Restrictions
               Affecting Restricted Subsidiaries ................................64
SECTION 4.14.  Limitation on Issuances of Capital Stock of Restricted
               Subsidiaries......................................................66
SECTION 4.15.  Limitation on Liens...............................................66
SECTION 4.16.  [Reserved.].......................................................67
SECTION 4.17.  Limitation on Transactions with Affiliates........................67
SECTION 4.18.  Issuance of Subsidiary Guarantees.................................68
SECTION 4.19.  Payments for Consent..............................................70
SECTION 4.20.  Limitation on Designations of Unrestricted Subsidiaries...........71
SECTION 4.21.  Change of Control.................................................72

                                  ARTICLE Five

                              SUCCESSOR CORPORATION

SECTION 5.01.  Merger, Consolidation and Sale of Assets..........................74
SECTION 5.02.  Successor Corporation Substituted.................................77

                                   ARTICLE Six

                              DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default.................................................77
SECTION 6.02.  Acceleration......................................................79
SECTION 6.03.  Other Remedies....................................................80
SECTION 6.04.  Waiver of Past Defaults...........................................80

                                                                                Page
                                                                                ----
SECTION 6.05.  Control by Majority...............................................81
SECTION 6.06.  Limitation on Suits...............................................81
SECTION 6.07.  Rights of Holders to Receive Payment..............................82
SECTION 6.08.  Collection Suit by Trustee........................................82
SECTION 6.09.  Trustee May File Proofs of Claim..................................82
SECTION 6.10.  Priorities........................................................83
SECTION 6.11.  Payment of Interest; Interest Rights Preserved....................83
SECTION 6.12.  Undertaking for Costs.............................................84

                                  ARTICLE Seven

                                     TRUSTEE

SECTION 7.01.  Duties of Trustee.................................................85
SECTION 7.02.  Rights of Trustee.................................................87
SECTION 7.03.  Individual Rights of Trustee......................................88
SECTION 7.04.  Trustee's Disclaimer..............................................88
SECTION 7.05.  Notice of Default.................................................88
SECTION 7.06.  Reports by Trustee to Holders.....................................89
SECTION 7.07.  Compensation and Indemnity........................................89
SECTION 7.08.  Replacement of Trustee............................................92
SECTION 7.09.  Successor Trustee by Merger, Etc..................................93
SECTION 7.10.  Eligibility; Disqualification.....................................93
SECTION 7.11.  Preferential Collection of Claims Against Company.................93

                                  ARTICLE Eight

                     SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.01.  Legal Defeasance and Covenant Defeasance..........................94
SECTION 8.02.  Satisfaction and Discharge........................................97
SECTION 8.03.  Survival of Certain Obligations...................................98
SECTION 8.04.  Acknowledgment of Discharge by Trustee............................98
SECTION 8.05.  Application of Trust Assets.......................................98
SECTION 8.06.  Repayment to the Company or Guarantors; Unclaimed Money...........99
SECTION 8.07.  Reinstatement.....................................................99

                                  ARTICLE Nine

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  Without Consent of Holders.......................................100
SECTION 9.02.  With Consent of Holders..........................................101

                                                                                Page
                                                                                ----

SECTION 9.03.  Compliance with TIA...............................................102
SECTION 9.04.  Revocation and Effect of Consents.................................102
SECTION 9.05.  Notation on or Exchange of Securities.............................103
SECTION 9.06.  Trustee to Sign Amendments, Etc...................................103

                                   ARTICLE Ten

                                    GUARANTEE

SECTION 10.01. Unconditional Guarantee...........................................104
SECTION 10.02. Severability......................................................105
SECTION 10.03. Release of a Guarantor............................................105
SECTION 10.04. Limitation of a Guarantor's Liability.............................106
SECTION 10.05. Contribution......................................................106
SECTION 10.06. Waiver of Subrogation.............................................106
SECTION 10.07. Execution of Subsidiary Guarantees................................107
SECTION 10.08. Waiver of Stay, Extension or Usury Laws...........................107

                                 ARTICLE Eleven

                                  MISCELLANEOUS

SECTION 11.01. TIA Controls......................................................108
SECTION 11.02. Notices...........................................................108
SECTION 11.03. Communications by Holders with Other Holders......................109
SECTION 11.04. Certificate and Opinion as to Conditions Precedent................109
SECTION 11.05. Statements Required in Certificate or Opinion.....................110
SECTION 11.06. Rules by Trustee, Paying Agent, Registrar.........................110
SECTION 11.07. Legal Holidays....................................................110
SECTION 11.08. Governing Law.....................................................110
SECTION 11.09. No Adverse Interpretation of Other Agreements.....................111
SECTION 11.10. No Recourse Against Others........................................111
SECTION 11.11. Successors........................................................112
SECTION 11.12. Duplicate Originals...............................................112
SECTION 11.13. Severability......................................................112
SECTION 11.14. Table of Contents, Headings, Etc..................................112

                                 ARTICLE Twelve

                        COLLATERAL AND SECURITY DOCUMENTS

SECTION 12.01. Collateral and Security Documents.................................112
SECTION 12.02. Application of Proceeds of Collateral.............................114
SECTION 12.03. Possession, Use and Release of Collateral.........................114

                                                                                Page
                                                                                ----

SECTION 12.04. Opinion of Counsel................................................118
SECTION 12.05. Certain Covenants Relating to Mortgaged Property..................118
SECTION 12.06. Trust Indenture Act Requirements..................................119
SECTION 12.07. Suits to Protect the Collateral...................................119
SECTION 12.08. Purchaser Protected...............................................120
SECTION 12.09. Powers Exercisable by Receiver or Trustee.........................120
SECTION 12.10. Release upon Termination of Company's Obligations.................120
SECTION 12.11. Collateral Agent..................................................120
SECTION 12.12. Post-Closing Filings; Further Assurances..........................122
SECTION 12.13. Taking and Destruction............................................123
SECTION 12.14. Designations......................................................123

Exhibit A   -   Form of Series A Security
Exhibit B   -   Form of Series B Security
Exhibit C   -   Form of Legend for Global Securities
Exhibit D   -   Transfer Certificate
Exhibit E   -   Transferee Certificate for Institutional Accredited Investors
Exhibit F   -   Transferee Certificate for Regulation S Transfers
Exhibit G   -   Form of Subsidiary Guarantee

Note: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

                  INDENTURE dated as of June 19, 2003, among TENNECO AUTOMOTIVE INC., a Delaware corporation (the "Company"), as issuer, such subsidiaries of the Company, as shall from time to time execute a Subsidiary Guarantee (as defined), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as Trustee (the "Trustee").

                  The Company has duly authorized the issue of 10 1/4% Senior Secured Notes due 2013, Series A, and 10 1/4% Senior Secured Notes due 2013, Series B, and to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Securities, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid and binding obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, have been done.

                  Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the
Securities:

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.     Definitions.

                  "Accounts Receivable Entity" means a Person, including, without limitation, a Subsidiary of the Company, whose operations consist solely of owning and/or selling accounts receivable of the Company and its Subsidiaries and engaging in other activities in connection with transactions that are Permitted Receivables Financings.

                  "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of the Restricted Subsidiaries or assumed by the Company or any Restricted Subsidiary in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

                  "Acquired Subsidiary" means a Person which becomes a Restricted Subsidiary after the Issue Date; provided that such Person has outstanding voting Capital Stock prior to becoming a Subsidiary of the Company and a majority of such voting Capital Stock was owned by Persons other than the Company and its Restricted Subsidiaries.

                  "Adjusted Net Assets" has the meaning set forth in Section 10.05.

                  "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

                  "Affiliate Transaction" has the meaning set forth in Section 4.17.

                  "Agent" means any Registrar, Paying Agent or co-Registrar.

                  "Applicable Indebtedness" means

                  (1) in respect of any asset that is the subject of an Asset Sale at a time when such asset is included in the Collateral, Pari Passu Indebtedness or Indebtedness of a Subsidiary of the Company that, in each case, is secured at such time by Collateral under a Lien that is senior or prior to the Second Priority Liens (including, without limitation, the First Priority Claims); or

                  (2) in respect of any other asset, any Pari Passu Indebtedness or any unsubordinated Indebtedness of any Guarantor, and in the case of an Asset Sale by a Subsidiary that is not a Guarantor, Indebtedness of such Subsidiary.

                  "Applicable Pari Passu Indebtedness" means

                  (1) in respect of any asset that is the subject of an Asset Sale at a time when such asset is included in the Collateral, Pari Passu Indebtedness that is secured at such time by all or any part of the Collateral; or

                  (2) in respect of any other asset, any Pari Passu
         Indebtedness.

                  "Applicable Value" has the meaning set forth in the definition of "Collateral."

                  "Asset Acquisition" means (1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary, or (2) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

                  "Asset Sale" means any direct or indirect sale, issuance, conveyance, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer (other than the granting of a Lien in accordance with this Indenture) for value by the Company or any of the Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of (a) any Capital Stock of any Restricted Subsidiary; or (b) any other property or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business; provided, however, that Asset Sales shall not include:

                  (1) a transaction or series of related transactions for which the Company or the Restricted Subsidiaries receive aggregate consideration of less than $5 million;

                  (2) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted by Section 5.01;

                  (3) any Restricted Payment made in accordance with Section 4.04; or

                  (4) sales of accounts receivable and related assets pursuant to a Permitted Receivables Financing made in accordance with Section 4.03.

                  "Attributable Debt" in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

                  "Blockage Period" has the meaning provided in Section 12.02.

                  "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

                  "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in The City of New York or in the city in which the principal corporate trust office of the Trustee is located, are required or authorized by law or other governmental action to be closed.

                  "Capital Stock" means (1) with respect to any Person that is a corporation, any and all shares, interests, participation or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and (2) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

                  "Capitalized Lease Obligations" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

                  "Cash Equivalents" means

                  (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

                  (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's");

                  (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

                  (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250 million;

                  (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

                  (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

                  "Cash Management Obligations" means, with respect to any Person, all obligations of such Person in respect of overdrafts and related liabilities owed to any other Person that arise from treasury, depositary or cash management services, including in connection with any automated clearing house transfers of funds, or any similar transactions.

                  "Change of Control" means the occurrence of one or more of the following events:

                  (1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture);

                  (2) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture);

                  (3) any Person or Group shall become the beneficial owner, directly or indirectly, of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or

                  (4) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved pursuant to a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

                  "Change of Control Offer" has the meaning set forth in Section 4.21.

                  "Change of Control Payment Date" has the meaning set forth in
Section 4.21.

                  "Collateral" means all property and assets that from time to time secure the Securities and Subsidiary Guarantees pursuant to the Security Documents.

                  "Collateral Agency Agreement" means that certain Collateral Agency Agreement, dated as of the Issue Date, by and among the Trustee, the Collateral Agent and the Company, as amended (including any amendment and recitation thereof), supplemented or otherwise modified from time to time.

                  "Collateral Agent" means the Trustee in its capacity as the "Collateral Agent" under and as defined in the Collateral Agency Agreement and the Security Documents and any successor thereto.

                  "Collateral Agreement" means that certain Collateral Agreement, dated as of the Issue Date, among the Collateral Agent, the Company and the Subsidiaries of the Company party thereto, granting, among other things, a second-priority Lien on the Collateral described therein in favor of the Collateral Agent for its benefit and the benefit of the Trustee and the holders of the Securities, as amended, modified, restated, supplemented or replaced from time to time.

                  "Combined EBITDA" means, with respect to the Restricted Subsidiaries that are not Guarantors (and are not a Finance Subsidiary or an Accounts Receivable Entity that is a Domestic Restricted Subsidiary), for any period, the sum (without duplication) of:

                  (1) Combined Net Income; and

                  (2) to the extent Combined Net Income has been reduced thereby:

                           (A) all income taxes of the Restricted Subsidiaries
                  that are not Guarantors (and are not a Finance Subsidiary or an Accounts Receivable Entity that is a Domestic Restricted Subsidiary) paid or accrued in accordance with GAAP for such period; (B) Combined Interest Expense; and

                           (C) Combined Non-cash Charges;

less any non-cash items increasing Combined Net Income for such period, all as determined on a combined basis for the Restricted Subsidiaries that are not Guarantors (and are not a Finance Subsidiary or an Accounts Receivable Entity that is a Domestic Restricted Subsidiary) in accordance with GAAP.

                  "Combined Fixed Charge Coverage Ratio" means, with respect to the Restricted Subsidiaries that are not Guarantors (and are not a Finance Subsidiary or an Accounts Receivable Entity that is a Domestic Restricted Subsidiary), the ratio of Combined EBITDA during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Combined Fixed Charge Coverage Ratio (the "Transaction Date") to Combined Fixed Charges for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Combined EBITDA" and "Combined Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to

                  (1) the incurrence or repayment of any Indebtedness of any of the Restricted Subsidiaries that are not Guarantors (and are not a Finance Subsidiary or an Accounts Receivable Entity that is a Domestic Restricted Subsidiary) (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

                  (2) any Asset Sales or other disposition or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of one of the Restricted Subsidiaries that are not Guarantors (and are not a Finance Subsidiary or an Accounts Receivable Entity that is a Domestic Restricted Subsidiary) (including any Person who becomes such a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Combined EBITDA (provided that such Combined EBITDA shall be included only to the extent includable pursuant to the definition of "Combined Net Income") attributable to the assets which are the subject of the Asset Acquisition or Asset Sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date as if such Asset Sale or Asset Acquisition or other disposition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

                  If any of the Restricted Subsidiaries that are not Guarantors (and are not a Finance Subsidiary or Accounts Receivable Entity that is a Domestic Restricted Subsidiary) directly or indirectly guarantee Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Combined Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Combined Fixed Charge Coverage Ratio"

                  (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

                  (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

                  (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum in effect on the Transaction Date resulting after giving effect to the operation of such agreements on such date.

                  "Combined Fixed Charges" means, with respect to the Restricted Subsidiaries that are not Guarantors (and are not a Finance Subsidiary or an Accounts Receivable Entity that is a Domestic Restricted Subsidiary) for any period, the sum, without duplication, of

                  (1) Combined Interest Expense, plus

                  (2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of the Restricted Subsidiaries that are not Guarantors (other than Finance Subsidiaries and Accounts Receivable Entities that are Domestic Restricted Subsidiaries) paid, accrued and/or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of the Company, expressed as a decimal.

                  "Combined Interest Expense" means, with respect to the Restricted Subsidiaries that are not Guarantors (and are not a Finance Subsidiary or Accounts Receivable Entity that is a Domestic Restricted Subsidiary) for any period, the sum of, without duplication,

                  (1) the aggregate of the interest expense of the Restricted Subsidiaries that are not Guarantors (and are not a Finance Subsidiary or Accounts Receivable Entity that is a Domestic Restricted Subsidiary) for such period determined on a combined basis in accordance with GAAP, including without limitation,

                           (A) any amortization of debt discount,

                           (B) the net costs under Interest Swap Obligations and
                  Attributable Debt,

                           (C) all capitalized interest, and

                           (D) the interest portion of any deferred payment
                  obligation;

                  (2) the interest component of Capitalized Lease Obligations and Attributable Debt paid, accrued and/or scheduled to be paid or accrued by the Restricted Subsidiaries that are not Guarantors (and are not a Finance Subsidiary or Accounts Receivable Entity that is a Domestic Restricted Subsidiary) during such period as determined on a consolidated basis in accordance with GAAP; and

                  (3) net losses relating to sales of accounts receivable pursuant to Permitted Receivables Financings during such period as determined on a combined basis in accordance with GAAP;

provided that Combined Interest Expense shall not include any of the foregoing to the extent owing to the Company or any Restricted Subsidiary or to the extent owed by a Finance Subsidiary or an Accounts Receivable Entity that is a Domestic Restricted Subsidiary.

                  "Combined Net Income" means, with respect to the Restricted Subsidiaries that are not Guarantors (and are not Finance Subsidiaries or Accounts Receivable Entities that are Domestic Restricted Subsidiaries), for any period, the aggregate net income (or loss) of the Restricted Subsidiaries that are not Guarantors (and are not Finance Subsidiaries or Accounts Receivable Entities that are Domestic Restricted Subsidiaries) for such period as determined on a combined basis in accordance with GAAP; provided that there shall be excluded therefrom;

                  (1) after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto;

                  (2) extraordinary or non-recurring gains or losses (determined on an after-tax basis);

                  (3) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with any Restricted Subsidiary that is not a Guarantor (and are not Finance Subsidiaries or Accounts Receivable Entities that are Domestic Restricted Subsidiaries);

                  (4) the net income of any Person, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions paid to the Restricted Subsidiaries that are not Guarantors (and are not Finance Subsidiaries or Accounts Receivable Entities that are Domestic Restricted Subsidiaries) by such Person;

                  (5) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Combined Net Income accrued at any time following the Issue Date;

                  (6) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

                  (7) write downs resulting from the impairment of intangible assets; and

                  (8) the amount of amortization or write-off deferred financing costs and debt issuance costs of the Company and its Restricted Subsidiaries during such period and any premium or penalty paid in connection with redeeming or retiring Indebtedness of the Company and its Restricted Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness.

                  "Combined Non-cash Charges" means, with respect to the Restricted Subsidiaries that are not Guarantors (and are not Finance Subsidiaries or Accounts Receivable Entities that are Domestic Restricted Subsidiaries), for any period, the aggregate depreciation, amortization and other non-cash expenses of the Restricted Subsidiaries that are not Guarantors (and are not Finance Subsidiaries or Accounts Receivable Entities that are Domestic Restricted Subsidiaries) reducing Combined Net Income for such period, determined on a combined basis in accordance with GAAP (excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).

                  "Commission" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

                  "Commodity Agreement" means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any Restricted Subsidiary of the Company designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in the price of the commodities at the time used in the ordinary course of business of the Company or any of its Restricted Subsidiaries.

                  "Common Collateral" means all of the assets of any Grantor, whether real, personal or mixed, constituting both First Priority Collateral and Second Priority Collateral.

                  "Common Collateral Agent" means a bank or trust company authorized to exercise corporate trust powers that has been appointed by the Company, and has agreed, to act as collateral agent hereunder and under the Security Documents for the equal and ratable benefit of both the holders of obligations secured by the Liens securing Note Obligations and the holders of all other obligations secured by Liens securing Other Second-Lien Obligations, in its capacity as such collateral agent.

                  "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

                  "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

                  "Consolidated EBITDA" means, with respect to the Company, for any period, the sum (without duplication) of

                  (1) Consolidated Net Income; and

                  (2) to the extent Consolidated Net Income has been reduced thereby:

                           (A) all income taxes of the Company and the
                  Restricted Subsidiaries paid or accrued in accordance with GAAP for such period;

                           (B) Consolidated Interest Expense; and

                           (C) Consolidated Non-cash Charges,

less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for the Company and the Restricted Subsidiaries in accordance with GAAP.

                  "Consolidated Fixed Charge Coverage Ratio" means, with respect to the Company, the ratio of Consolidated EBITDA of the Company during the Four Quarter Period ending on or prior to the Transaction Date to Consolidated Fixed Charges of the Company for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

                  (1) the incurrence or repayment of any Indebtedness of the Company or any of the Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

                  (2) any Asset Sales or other disposition or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (provided that such Consolidated EBITDA shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income") attributable to the assets which are the subject of the Asset Acquisition or Asset Sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date as if such Asset Sale or Asset Acquisition or other disposition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

                  If the Company or any of the Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or any Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

                  (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

                  (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

                  (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum in effect on the Transaction Date resulting after giving effect to the operation of such agreements on such date.

                  "Consolidated Fixed Charges" means, with respect to the Company for any period, the sum, without duplication, of

                  (1) Consolidated Interest Expense, plus

                  (2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of the Company (other than dividends paid in Qualified Capital Stock) or any Restricted Subsidiary paid, accrued and/or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of the Company, expressed as a decimal.

                  "Consolidated Interest Expense" means, with respect to the Company for any period, the sum of, without duplication:

                  (1) the aggregate of the interest expense of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation,

                      (A) any amortization of debt discount,

                      (B) the net costs under Interest Swap Obligations,

                      (C) all capitalized interest, and

                      (D) the interest portion of any deferred payment
                  obligation;

                  (2) the interest component of Capitalized Lease Obligations and Attributable Debt paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; and

                  (3) net losses relating to sales of accounts receivable pursuant to Permitted Receivables Financings during such period as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income" means, with respect to the Company, for any period, the aggregate net income (or loss) of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom:

                  (1) after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto;

                  (2) extraordinary or non-recurring gains or losses (determined on an after-tax basis);

                  (3) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with the Company or any Restricted Subsidiary;

                  (4) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

                  (5) the net income of any Person, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary by such Person;

                  (6) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following March 31, 2003;

                  (7) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

                  (8) in the case of a successor to the Company by consolidation or merger or as a transferee of the Company's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

                  (9) write downs resulting from the impairment of intangible assets; and

                  (10) the amount of amortization or write-off of deferred financing costs and debt issuance costs of the Company and its Restricted Subsidiaries during such period and any premium or penalty paid in connection with redeeming or retiring Indebtedness of the Company and its Restricted Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness.

                  "Consolidated Net Tangible Assets" means, as of any date of determination, the total assets, less goodwill and other intangibles (other than patents, trademarks, copyrights, licenses and other intellectual property), shown on the balance sheet of the Company and its Restricted Subsidiaries for the most recently ended fiscal quarter for which financial statements are available, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Non-cash Charges" means, with respect to the Company, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and the Restricted Subsidiaries reducing Consolidated Net Income of the Company for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).

                  "Corporate Trust Department" means the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of this Indenture is located at 5847 San Filipe, Suite 1050, Houston, Texas 77057.

                  "Covenant Defeasance" has the meaning set forth in Section
8.01.

                  "Credit Agent" means JPMorgan Chase Bank in its capacity as collateral agent under the Credit Agreement or any Person designated the "Credit Agent" pursuant to the Intercreditor Agreement.

                  "Credit Agreement" means the Credit Agreement dated as of September 30, 1999, among the Company, the Guarantors, the lenders party thereto in their capacities as lenders thereunder and Commerzbank and Bank of America, as co-documentation agents, Citibank, N.A., as syndication agent, and JPMorgan Chase Bank, as administrative agent, together with the documents related thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section 4.03 (including the definition of Permitted Indebtedness)) or adding Subsidiaries as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

                  "Credit Agreement Obligations" means all Obligations under or pursuant to the Credit Agreement.

                  "Credit Facilities" means one or more debt facilities (including the Credit Agreement) or commercial paper facilities providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, or any debt securities or other form of debt financing (including convertible or exchangeable debt instruments), in each case, as amended, supplemented, modified, extended, renewed, restated or refunded in whole or in part from time to time.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

                  "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                  "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

                  "Defaulted Interest" has the meaning set forth in Section
6.11.

                  "Depository" means, with respect to the Securities issued in the form of one or more Global Securities, The Depository Trust Company or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

                  "Designation" has the meaning set forth in Section 4.20.

                  "Designation Amount" has the meaning set forth in Section
4.20.

                  "Destruction" means any damage to, loss of or destruction of all or any portion of the Collateral.

                  "Discharge of First Priority Claims" means, except to the extent otherwise provided in the Intercreditor Agreement, payment in full in cash of (a) the principal of and interest and premium, if any, on all Indebtedness outstanding under the First-Lien Credit Facilities or, with respect to letters of credit outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with such First-Lien Credit Facilities, as applicable, in each case after or concurrently with termination of all commitments to extend credit thereunder and (b) any other First Priority Claims that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid.

                  "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is mandatorily exchangeable for Indebtedness, or is redeemable or exchangeable for Indebtedness, at the sole option of the holder thereof on or prior to the final maturity date of the Securities.

                  "Domestic Restricted Subsidiary" means a Restricted Subsidiary incorporated or otherwise organized under the laws of the United States or any state thereof or the District of Columbia.

                  "DTC" means the Depository Trust Company or any successor thereto.

                  "Equity Offering" has the meaning set forth in Paragraph 6 of the Securities.

                  "Event of Default" has the meaning provided in Section 6.01.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

                  "Excluded Collateral" means (i) any property or assets owned by any Foreign Subsidiary, Immaterial Domestic Subsidiary, Accounts Receivable Entity or Finance Subsidiary, (ii) the Capital Stock or other securities of Foreign Subsidiaries, (iii) any Capital Stock and other securities of Domestic Restricted Subsidiaries to the extent the Applicable Value of such Capital Stock and other securities (on a Subsidiary-by-Subsidiary basis) is equal to or greater than 20% of the aggregate principal amount of the Securities then outstanding and (iv) proceeds and products from any and all of the foregoing excluded collateral described in clauses (i) through (iii), unless such proceeds or products would otherwise constitute Collateral within the definition thereof. In addition, in the event that Rule 3-16 or Rule 3-10 of Regulation S-X under the Securities Act is amended, modified or interpreted by the Commission to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the Commission (or any other governmental agency) of separate financial statements of any Domestic Subsidiary of the Company due to the fact that such Domestic Subsidiary's Capital Stock or other securities secure the Securities, then the Capital Stock or other securities of such Subsidiary shall automatically be deemed not to be part of the Collateral but only to the extent necessary to not be subject to such requirement. In the event that Rule 3-16 or Rule 3-10 of Regulation S-X under the Securities Act is amended, modified or interpreted by the Commission to permit (or are replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Domestic Subsidiary's Capital Stock and other securities to secure the Securities in excess of the amount then pledged without the filing with the Commission (or any other governmental agency) of separate financial statements of such Domestic Subsidiary, then the Capital Stock and other securities of such Subsidiary shall automatically be deemed to be a part of the Collateral but only to the extent necessary to not be subject to any such financial statement requirement.

                  "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company.

                  "Final Maturity Date" means July 15, 2013.

                  "Finance Subsidiary" means a Restricted Subsidiary that is organized solely for the purpose of owning Indebtedness of the Company and/or other Restricted Subsidiaries and issuing securities the proceeds of which are utilized by the Company and/or other Restricted Subsidiaries, and which engages only in such activities and activities incident thereto.

                  "First-Lien Credit Facilities" means (a) the Credit Facilities provided pursuant to the Credit Agreement and (b) any other Credit Facility, that, in the case of both clauses (a) and (b), is secured by a Lien permitted pursuant to clause (B) of Section 4.15.

                  "First Priority Cash Management Obligations" means any Cash Management Obligations secured by any Common Collateral under the same First Priority Collateral Documents that secure Obligations under the Senior Credit Agreement.

                  "First Priority Claims" means (a) all Credit Agreement Obligations, (b) all Obligations under one or more First-Lien Credit Facilities (other than the Credit Facilities provided pursuant to the Credit Agreement), the Indebtedness under each of which is designated by the Company as "First Priority Claims" for purposes of this Indenture, provided that the First Priority Lenders under each First-Lien Credit Facility then in effect have consented to such designation pursuant to the provisions of the First Priority Documents then in effect, (c) all other Obligations of the Company or any other Grantor under the First Priority Documents, including all First Priority Hedging Obligations and First Priority Cash Management Obligations and (d) all Future Other First-Lien Obligations. First Priority Claims shall include all interest accrued or accruing (or which would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the relevant First Priority Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding. To the extent any payment with respect to the First Priority Claims (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. Notwithstanding the foregoing, the Securities and related Obligations will not constitute First Priority Claims and Collateral therefor will not constitute First Priority Collateral even if any proceeds of the Securities are used to repay Obligations under the Credit Agreement. Notwithstanding anything to the contrary contained in this definition, any Obligation under a First Priority Document (including any Cash Management Obligations or Hedging Obligations) shall constitute a "First Priority Claim" if the Credit Agent or the relevant First Priority Lender or First Priority Lenders under such First Priority Document shall have received a written representation from the Company in or in connection with such First Priority Document that such Obligation constitutes a "First Priority Claim" under and as defined in this Indenture (whether or not such Obligation is at any time determined not to have been permitted to be incurred under this Indenture).

                  "First Priority Collateral" means all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted or held as security for any First Priority Claim.

                  "First Priority Collateral Documents" means any agreement, document or instrument pursuant to which a Lien is granted securing any First Priority Claims or under which rights or remedies with respect to such Liens are governed.

                  "First Priority Documents" means the Credit Agreement, the First Priority Collateral Documents, and each of the other agreements, documents and instruments (including each agreement, document or instrument providing for or evidencing a First Priority Hedging Obligation or First Priority Cash Management Obligation) providing for or evidencing any other Obligation under the Credit Agreement or any other First-Lien Credit Facility or any Future Other First-Lien Obligations, and any other related document or instrument executed or delivered pursuant to any First Priority Document at any time or otherwise evidencing any First Priority Claims.

                  "First Priority Hedging Obligations" means any Hedging Obligations secured by any Common Collateral under the same First Priority Collateral Documents that secure Obligations under the Senior Credit Agreement.

                  "First Priority Lenders" means the Persons holding First Priority Claims, including the Credit Agent.

                  "First Priority Liens" means all Liens that secure the First Priority Claims.

                  "Foreign Restricted Subsidiary" means any Restricted Subsidiary that is organized and existing under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia.

                  "Foreign Subsidiary" means any Subsidiary that is organized and existing under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia.

                  "Four Quarter Period" has the meaning provided in the definition of "Combined Fixed Charge Coverage Ratio" above.

                  "Funding Guarantor" has the meaning provided in Section 10.05.

                  "Future Other First-Lien Obligations" means all Obligations of the Company or any other Grantor in respect of Cash Management Obligations or Hedging Obligations that are designated by the Company as "First Priority Claims" for purposes of this Indenture (other than any First Priority Cash Management Obligations and First Priority Hedging Obligations);

provided that the required lenders (however denominated) under any Senior Credit Agreement then in effect have consented to such designation.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

                  "Global Security" means a security evidencing all or a part of the Securities issued to the Depository in accordance with Section 2.01 and bearing the legend prescribed in Exhibit C.

                  "Grantors" means each of the Company and the Subsidiaries that has executed and delivered a Security Document or a First Priority Collateral Document.

                  "Guarantee" has the meaning set forth in Section 4.18.

                  "Guaranteed Indebtedness" has the meaning set forth in Section 4.18.

                  "Guarantor" means (1) each Wholly Owned Domestic Restricted Subsidiary of the Company (other than any Immaterial Domestic Subsidiaries, Accounts Receivable Entities and Finance Subsidiaries) as of the Issue Date and
(2) each other Restricted Subsidiary that in the future is required to or executes a Subsidiary Guarantee pursuant to Section 4.18 or otherwise; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Subsidiary Guarantee is released in accordance with the terms of this Indenture.

                  "Hedging Obligations" means, with respect to any Person, the obligations of such Person in respect of (a) interest rate or currency swap agreements, interest rate or currency cap agreements, interest rate or currency collar agreements or (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates and/or currency exchange rates.

                  "Holder" or "Securityholder" means a Person in whose name a Security is registered on the Registrar's books.

                  "Immaterial Domestic Subsidiaries" means at any time, any Domestic Restricted Subsidiary of the Company having total assets (as determined in accordance with GAAP) in an amount of less than 1% of the consolidated total assets of the Company and its Domestic Restricted Subsidiaries (as determined in accordance with GAAP); provided, however, that the total assets (as so determined) of all Immaterial Domestic Subsidiaries shall not exceed 5% of consolidated total assets of the Company and its Domestic Restricted Subsidiaries (as so determined). In the event that the total assets of all Immaterial Domestic Subsidiaries exceed 5% of consolidated total assets of the Company and its Domestic Restricted Subsidiaries, the Company will designate Domestic Restricted Subsidiaries that would otherwise be Immaterial Domestic Subsidiaries to be excluded as Immaterial Domestic Subsidiaries until such 5% threshold is met. Notwithstanding the foregoing, no Domestic Restricted Subsidiary that guarantees the Credit Agreement or any Credit Agreement Obligation shall be deemed an Immaterial Domestic Subsidiary.

                  "incur" has the meaning provided in Section 4.03.

                  "Indebtedness" means, with respect to any Person, without duplication:

                  (1) all Obligations of such Person for borrowed money;

                  (2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (3) all Capitalized Lease Obligations of such Person and Attributable Debt of such Person;

                  (4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

                  (5) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

                  (6) guarantees and other contingent obligations in respect of Indebtedness of any other Person referred to in clauses (1) through (5) above and clauses (8) and (10) below;

                  (7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Obligation so secured;

                  (8) all Obligations under currency agreements and interest swap agreements of such Person;

                  (9) all Disqualified Capital Stock of the Company and all Preferred Stock of a Restricted Subsidiary with the amount of Indebtedness represented by such Disqualified Capital Stock or Preferred Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued and unpaid dividends, if any; and

                  (10) all Outstanding Permitted Receivables Financings.

                  For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock or Preferred Stock as if such Disqualified Capital Stock or Preferred Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock or Preferred Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock or Preferred Stock.

                  "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

                  "Independent" when used with respect to any specified Person means such a Person who (a) is in fact independent; (b) does not have any direct financial interest or any material indirect financial interest in the Company or any of its Subsidiaries, or in any Affiliate of the Company or any of its Subsidiaries; and (c) is not an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions for the Company or any of its Subsidiaries. Whenever it is provided in this Indenture that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by the Company, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

                  "Independent Financial Advisor" means a firm (1) which does not, and whose directors, officers and employees and Affiliates do not, have a direct or indirect material financial interest in the Company and (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

                  "Initial Purchasers" means the initial purchasers party to the Purchase Agreement.

                  "Insolvency or Liquidation Proceeding" means (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Grantor.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Intercreditor Agreement" means (a) that certain Intercreditor Agreement, dated as of the Issue Date, by and among the Company, JPMorgan Chase Bank, as Credit Agent, and Wachovia Bank, National Association, as Trustee and as Collateral Agent, as amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time and (b) any substantially identical intercreditor agreement hereafter entered into pursuant to Section 12.11(c).

                  "Interest Payment Date" means the stated maturity of an installment of interest on the Securities.

                  "Interest Swap Obligations" means the obligations of the Company and the Restricted Subsidiaries pursuant to any arrangement with any other Person, whereby, directly or indirectly, the Company or any Restricted Subsidiary is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

                  "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and the Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiaries, as the case may be. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary (the "Referent Subsidiary") such that, after giving effect to any such sale or disposition, the Referent Subsidiary shall cease to be a Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of the Referent Subsidiary not sold or disposed of.

                  "Issue Date" means the date of original issuance of the Securities.

                  "Legal Defeasance" has the meaning set forth in Section 8.01.

                  "Lien" means any lien, mortgage, deed of trust, deed to secure debt, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

                  "Liens Securing Note Obligations" has the meaning set forth in
Section 12.11.

                  "Liens Securing Other Second-Lien Obligations" has the meaning set forth in Section 12.11.

                  "Mortgaged Property" means each of the Company's properties at 1801 Highway 49B North, Paragould, Arkansas 72450, 2000 South Bolton Street, Paragould, Arkansas 72450, 200 McIntyre Dr., Hartwell, Georgia 30643, 503 Weatherhead St., Angola, Indiana 46703, 4852 Hoffman St., Elkhart, Indiana 46516, 3901 Willis Road, Grass Lake, Michigan 49240, 2701 North Dettman Road, Jackson, Michigan 49201, 929 Anderson Road, Litchfield, Michigan 49252, 13910 Lake Drive (Bolles Harbor), Monroe, Michigan 48161, 1 International Drive, Monroe, Michigan 48161, 121 Meridian Dr, Cozad, Nebraska 69130, P.O. Box 348 -
S. Highway 15, Seward, Nebraska 68434-0348, 33 Lockwood Rd., Milan, Ohio 44846, 11800 State Route 424, Napolean, Ohio, 4500 Early Road, Harrisonburg, Virginia 22801, 3160 Abbot Lane, Harrisonburg, Virginia 22801, 10840 West Allen Road, Hayward, Wisconsin 54843 and each other real property which is subject to a Second Priority Mortgage.

                  "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest), received by the Company or any of the Restricted Subsidiaries from such Asset Sale net of:

                  (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, sales commissions and relocation expenses);

                  (2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

                  (3) repayments of Indebtedness secured by the property or assets subject to such Asset Sale that is required to be repaid in connection with such Asset Sale; and

                  (4) appropriate amounts to be determined by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

                  "Net Insurance Proceeds" means the insurance proceeds (excluding liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by it and excluding the proceeds of business interruption insurance) or condemnation awards actually received by the Company or any Restricted Subsidiary of the Company as a result of the Destruction or Taking of all or any portion of the Collateral, net of:

                  (1) reasonable out-of-pocket expenses and fees paid by the Company or a Restricted Subsidiary relating to such Taking or Destruction (including, without limitation, expenses of attorneys and insurance adjusters);

                  (2) taxes paid or payable by the Company or a Restricted Subsidiary after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements; and

                  (3) repayment of Indebtedness that is secured by the property or assets that are the subject of such Taking or Destructions; provided that, in the case of any Destruction or Taking involving Collateral, the Lien securing such Indebtedness constitutes a Lien permitted by this Indenture to be prior to the Lien granted to the Collateral Agent for the benefit of the Trustee and the Holders pursuant to the Security Documents.

                  "Net Proceeds Offer" has the meaning set forth in Section
4.12.

                  "Net Proceeds Offer Amount" has the meaning set forth in
Section 4.12.

                  "Net Proceeds Offer Payment Date" has the meaning set forth in
Section 4.12.

                  "Net Proceeds Offer Trigger Date" has the meaning set forth in
Section 4.12.

                  "New York Presenting Agent" has the meaning set forth in
Section 2.03.

                  "Obligations" means any and all obligations with respect to the payment of (a) any principal of or interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceedings, whether or not a claim for post-filing interest is allowed in such proceeding) or premium on any Indebtedness, including any reimbursement obligation in respect of any letter of credit, (b) any fees, indemnification obligations, damages, expense reimbursement obligations or other liabilities payable under the documentation governing any Indebtedness, (c) any obligation to post cash collateral in respect of letters of credit and any other obligations and (d) any Cash Management Obligations or Hedging Obligations.

                  "Offering Memorandum" means the offering memorandum of the Company dated June 10, 2003 related to the Securities.

                  "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President and the Chief Financial Officer of such Person.

                  "Officers' Certificate" means a certificate signed by an Officer of the Company and another Officer or the secretary, treasurer or controller of the Company.

                  "Offshore Physical Securities" has the meaning provided in
Section 2.01.

                  "Opinion of Counsel" means a written opinion from legal counsel which is and who are acceptable to the Trustee or, if addressed to the Collateral Agent, to the Collateral Agent.

                  "Other Second-Lien Obligations" means any Indebtedness of the Company or any Restricted Subsidiary, other than the Securities, that is secured by a Permitted Lien described in Section 4.15 granted to a Common Collateral Agent and that is designated by the Company as an "Other Second-Lien Obligation" upon the incurrence thereof for the purposes of this Indenture.

                  "Outstanding Permitted Receivables Financings" means the aggregate amount of the receivables sold or financed pursuant to a Permitted Receivables Financing that remain uncollected at any one time.

                  "Pari Passu Indebtedness" means any unsubordinated Indebtedness of the Company (other than any Indebtedness owed to any Subsidiary of the Company).

                  "Participants" has the meaning provided in Section 2.15.

                  "Paying Agent" has the meaning provided in Section 2.03.

                  "Payment Default" has the meaning provided in Section 6.01.

                  "Permitted Indebtedness" means, without duplication, each of the following:

                  (1) Indebtedness under the Securities, this Indenture and any Subsidiary Guarantees outstanding on the Issue Date;

                  (2) Indebtedness incurred pursuant to the Credit Agreement (or, in the case of clause (2)(x) below, pursuant to a Credit Facility) in an aggregate principal amount at any time outstanding not to exceed the greater of:

                           (x) the sum of (i) $1,000 million (reduced by any
                  required permanent repayments with the proceeds of Asset Sales (which are accompanied by a corresponding permanent commitment reduction) thereunder) and (ii) $150.0 million less the aggregate amount then outstanding under the Outstanding Permitted Receivables Financings referred to in clause (14) below; and

                           (y) the sum of (A) 85% of the net book value of the
                  accounts receivable of the Company and the Restricted Subsidiaries and (B) 50% of the net book value of the inventory of the Company and the Restricted Subsidiaries;

                  (3) other Indebtedness of the Company and the Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions are made thereon;

                  (4) Interest Swap Obligations of the Company covering Indebtedness of the Company or any Guarantor and Interest Swap Obligations of any Restricted Subsidiary covering Indebtedness of such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect the Company and the Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Swap Obligations does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligations relate;

                  (5) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and the Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

                  (6) Indebtedness of a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company, a Restricted Subsidiary of the Company or the lenders or collateral agent under the Credit Agreement or the Collateral Agent for the benefit of the Trustee and the holders of the Securities, in each case subject to no Lien held by a Person other than the Company, a Restricted Subsidiary of the Company or the lenders or collateral agent under the Credit Agreement or the Collateral Agent for the benefit of the Trustee and the holders of the Securities; provided that if as of any date any Person other than the Company, a Restricted Subsidiary of the Company or the lenders or collateral agent under the Credit Agreement or the Collateral Agent for its benefit and for the benefit of the Trustee and the holders of the Securities owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (6) by the issuer of such Indebtedness;

                  (7) Indebtedness of the Company to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Restricted Subsidiary of the Company or the lenders or the collateral agent under the Credit Agreement or the Collateral Agent for the benefit of the Trustee and the holders of the Securities and is subject to no Lien other than a Lien in favor of the lenders or collateral agent under the Credit Agreement or the Collateral Agent for the benefit of the Trustee and the holders of the Securities; provided that (a) any Indebtedness of the Company to any Restricted Subsidiary of the Company is unsecured and, except in the case of Indebtedness owed to Foreign Subsidiaries, subordinated, pursuant to a written agreement to the Company's obligations under this Indenture and the Securities and (b) if as of any date any Person other than a Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien other than a Lien in favor of the lenders or collateral agent under the Credit Agreement or the Collateral Agent for its benefit and for the benefit of the Trustee and the holders of the Securities in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause
         (7) by the Company;

                  (8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days after incurrence;

                  (9) Indebtedness of the Company or any of the Restricted Subsidiaries represented by letters of credit for the account of the Company or any such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

                  (10) Refinancing Indebtedness;

                  (11) additional Indebtedness of the Company and the Restricted Subsidiaries in an aggregate principal amount not to exceed $50.0 million at any one time outstanding;

                  (12) additional Indebtedness of Foreign Subsidiaries of the Company under working capital facilities in an aggregate principal amount not to exceed $50.0 million at any one time outstanding;

                  (13) Purchase Money Indebtedness and Capitalized Lease Obligations (and any Indebtedness incurred to Refinance such Purchase Money Indebtedness or Capitalized Lease Obligations) not to exceed 5% of Consolidated Net Tangible Assets at any one time outstanding; and

                  (14) Outstanding Permitted Receivables Financings not to exceed $150.0 million at any one time outstanding less any amount of Indebtedness then outstanding and incurred pursuant to clause
         (2)(x)(ii) above.

                  If any Indebtedness incurred by the Company or any Restricted Subsidiary would qualify in more than one of the categories of Permitted Indebtedness as set forth in clauses (1) through (14) of this definition, the Company may designate under which category such incurrence shall be deemed to have been made.

                  "Permitted Investments" means

                  (1) Investments by the Company or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Company or a Restricted Subsidiary;

                  (2) Investments in the Company by any Restricted Subsidiary; provided that any Indebtedness evidencing such Investment is unsecured;

                  (3) Investments in cash and Cash Equivalents;

                  (4) loans and advances to employees, officers and directors of the Company and the Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of an aggregate of $15.0 million at any one time outstanding;

                  (5) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or a Restricted Subsidiary's businesses and otherwise in compliance with this Indenture;

                  (6) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

                  (7) Investments made by the Company or the Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.12;

                  (8) Investments in Persons, including, without limitation, Unrestricted Subsidiaries and joint ventures, engaged in a business similar or related to or logical extensions of the businesses in which the Company and the Restricted Subsidiaries are engaged on the Issue Date, not to exceed 5% of Consolidated Net Tangible Assets at any one time outstanding;

                  (9) Investments in the Securities; and

                  (10) Investments in an Accounts Receivable Entity.

                  "Permitted Liens" means the following types of Liens:

                  (1) Liens for taxes, assessments or governmental charges or claims either (A) not delinquent or (B) contested in good faith by appropriate proceedings and, in each case, as to which the Company or any Restricted Subsidiary shall have set aside on its books such reserves as may be required pursuant to GAAP;

                  (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

                  (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (4) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

                  (5) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not impairing in any material respect the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries;

                  (6) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or asset which is not leased property subject to such Capitalized Lease Obligation;

                  (7) purchase money Liens securing Indebtedness incurred to finance property or assets of the Company or any Restricted Subsidiary acquired in the ordinary course of business, and Liens securing Indebtedness which Refinances any such Indebtedness; provided, however, that (A) the related purchase money Indebtedness (or Refinancing Indebtedness) shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired and (B) the Lien securing the purchase money Indebtedness shall be created within 90 days after such acquisition;

                  (8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                  (9) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

                  (10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of the Restricted Subsidiaries, including rights of offset and set-off;

                  (11) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

                  (12) Liens securing Indebtedness and other Obligations under Currency Agreements and Cash Management Obligations, in each case permitted under this Indenture;

                  (13) Liens securing Acquired Indebtedness (and any Indebtedness which Refinances such Acquired Indebtedness) incurred in accordance with Section 4.03; provided that (A) such Liens secured the Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and

         (B) such Liens do not extend to or cover any property or assets of the Company or of any of the Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary;

                  (14) Liens securing Indebtedness of Foreign Restricted Subsidiaries incurred in accordance with this Indenture; provided that such Liens do not extend to any property or assets other than property or assets of Foreign Restricted Subsidiaries; and

                  (15) Liens incurred in connection with a Permitted Receivables Financing.

                  "Permitted Receivables Financing" means any sale by the Company or a Restricted Subsidiary of accounts receivable and related assets intended to be (and which shall be treated for purposes of this Indenture as) a true sale transaction with customary limited recourse based upon the collectibility of the receivables sold and the corresponding sale or pledge of such accounts receivable (or an interest therein) in each case without any guarantee by the Company or any Restricted Subsidiary other than an Accounts Receivable Entity.

                  "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

                  "Physical Securities" has the meaning provided in Section
2.01.

                  "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

                  "Private Placement Legend" means the legend initially set forth on the Securities in the form set forth on Exhibit A.

                  "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act as interpreted by the Company's Board of Directors in consultation with its Independent certified public accountants.

                  "Purchase Agreement" means the purchase agreement dated as of June 10, 2003, by and among the Company and the Initial Purchasers.

                  "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price or the cost of an Asset Acquisition or construction or improvement of any property; provided that the aggregate principal amount of such Indebtedness does not exceed such purchase price or cost.

                  "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

                  "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

                  "Record Date" means the Record Dates specified in the Securities; provided that if any such date is not a Business Day, the Record Date shall be the first day immediately preceding such specified day that is a Business Day.

                  "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Securities.

                  "Redemption Price," when used with respect to any Security to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Securities.

                  "Reference Date" has the meaning set forth in Section 4.04.

                  "Refinance" means in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of Indebtedness incurred in accordance with
Section 4.03 (other than pursuant to clause (2), (4), (5), (6), (7), (8), (9),
(11), (12), (13) or (14) of the definition of Permitted Indebtedness), in each case that does not:

                  (1) result in an increase in the aggregate principal amount of any Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium reasonably necessary to Refinance such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or

                  (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced;

provided that (i) if such Indebtedness being Refinanced is Indebtedness of the Company and/or a Guarantor, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and/or such Guarantor and (ii) if such Indebtedness being Refinanced is subordinate or junior in right of payment to the Securities, then such Refinancing Indebtedness shall be expressly subordinate to the Securities to the same extent and in the same manner as the Indebtedness being Refinanced.

                  "Registrar" has the meaning provided in Section 2.03.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated the Issue Date among the Company, the Guarantors and the Initial Purchasers.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Replacement Assets" means assets and property that will be used in the business of the Company and/or its Restricted Subsidiaries as existing on the Issue Date or in a business the same, similar or reasonably related thereto (including Capital Stock of a Person which becomes a Restricted Subsidiary).

                  "Responsible Officer" shall mean, when used with respect to the Trustee (in all capacities appointed hereunder, including, but not limited to, acting as Collateral Agent), any officer in the Corporate Trust Department of the Trustee including any vice president, assistant vice president or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, and to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Restricted Payment" has the meaning set forth in Section
4.04.

                  "Restricted Security" has the meaning set forth in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Security is a Restricted Security.

                  "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with Section 4.20. Any such Designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

                  "Revocation" has the meaning set forth in Section 4.20.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any

Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced on the security of such Property.

                  "Second Priority Claims" means all Obligations in respect of the Securities or arising under the Second Priority Documents or any of them.

                  "Second Priority Collateral" means all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted or held as security for any Second Priority Claim.

                  "Second Priority Documents" means (a) this Indenture, the Securities, the Security Documents and each of the other agreements, documents or instruments evidencing or governing any Other Second-Lien Obligations and (b) any other related documents or instruments executed and delivered pursuant to any Second Priority Document described in clause (a) above evidencing or governing any Obligations thereunder.

                  "Second Priority Liens" means the second priority Liens on the Collateral described in the Security Documents and granted in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Securities and holders, if any, of Other Second Lien Obligations.

                  "Second Priority Mortgages" means a collective reference to each mortgage, deed of trust, deed to secure debt, and any other document or instrument under which any Lien on real property owned by any Grantor is granted to secure any Second Priority Claims or under which rights or remedies with respect to any such Liens are governed.

                  "Securities" means the Series A Securities and the Series B Securities treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

                  "Security Documents" means the Collateral Agreement, the Second Priority Mortgages and any other document or instrument pursuant to which a Lien is granted by any Grantor to secure any Second Priority Claims or under which rights or remedies with respect to any such Lien are governed.

                  "Security Interests" means the Liens on the Collateral created by the Security Documents in favor of the Collateral Agent for the benefit of the Trustee and the holders of the Securities.

                  "Senior Credit Agreement" means the agreement designated as the "Senior Credit Agreement" pursuant to the Intercreditor Agreement.

                  "Senior Subordinated Notes" means the Company's 11-5/8% Senior Subordinated Notes due 2009 issued under that certain indenture dated as of October 14, 1999 with The Bank of New York, as trustee.

                  "Series A Securities" means the 10 1/4% Senior Secured Notes due 2013, Series A, of the Company issued pursuant to this Indenture and sold pursuant to the Purchase Agreement.

                  "Series B Securities" means the 10 1/4% Senior Secured Notes due 2013, Series B, of the Company to be issued in exchange for the Series A Securities pursuant to this Indenture.

                  "Significant Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

                  "Special Record Date" has the meaning set forth in Section
6.11.

                  "Subordinated Indebtedness" means Indebtedness as to which the payment of principal (and premium, if any) and interest and other payment obligations is subordinate or junior in right of payment by its terms to the Securities or the Subsidiary Guarantees of the Company or a Guarantor, as applicable, including, without limitation, the Senior Subordinated Notes.

                  "Subsidiary," with respect to any Person, means (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

                  "Subsidiary Guarantee" has the meaning set forth in Section
4.18 and also includes any Guarantee of an initial Guarantor under Article X of this Indenture.

                  "Surviving Entity" has the meaning set forth in Section 5.01.

                  "Taking" means any taking of all or any portion of the Collateral by condemnation or other eminent domain proceedings, pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of all or any portion of the Collateral by any governmental authority, civil or military, or any sale pursuant to the exercise by any such governmental authority of any right which it may then have to purchase or designate a purchaser or to order a sale of all or any portion of the Collateral.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.03.

                  "Transaction Date" has the meaning set forth in the definition of Combined Fixed Charge Coverage Ratio.

                  "Treasury Yield" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release
H.15 (519) which has become publicly available at least two business days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar data)) most nearly equal to the then remaining average life of the Securities, provided that if the average life of the Securities is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life of the Securities is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                  "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to and in compliance with Section 4.20. Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

                  "U.S. Government Obligations" shall have the meaning provided in Section 8.01.

                  "U.S. Legal Tender" means such coin or currency in immediately available funds of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                  "U.S. Physical Securities" shall have the meaning set forth in
Section 2.01.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (A) the then outstanding aggregate principal amount of such Indebtedness into (B) the sum of the total of the products obtained by multiplying (I) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (II) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

                  "Wholly Owned Domestic Restricted Subsidiary" means a Wholly Owned Restricted Subsidiary that is also a Domestic Restricted Subsidiary.

                  "Wholly Owned Restricted Subsidiary" of the Company means any Restricted Subsidiary of which all the outstanding voting securities (other than in the case of a Foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by the Company or any other Wholly Owned Restricted Subsidiary.

SECTION 1.02.     Incorporation by Reference of TIA.

                  Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Holder or a Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company, any Guarantor and any other obligor on the Securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.     Rules of Construction.

                  Unless the context otherwise requires

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and words in the plural include the singular;

                  (5) provisions apply to successive events and transactions;
         and

                  (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

SECTION 1.04.     Designated Senior Debt.

                  For purposes of the indenture that governs the Senior Subordinated Notes, the Securities shall constitute Designated Senior Debt (as such term is defined in such indenture).

                                  ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01.     Form and Dating.

                  The Series A Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit A annexed hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Series B Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit B annexed hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements (including notations relating to any Subsidiary Guarantees, stock exchange rule or usage). The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement (including notations relating to any Subsidiary Guarantees) on them any such approval to be evidenced by the execution or authentication thereof. Each Security shall be dated the date of its issuance and shall be authenticated by the Trustee.

                  Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Securities in registered form, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, and shall bear the legend set forth in Exhibit C. The aggregate principal amount of any Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

                  Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of certificated Securities in registered form in substantially the form set forth in Exhibit A (the "Offshore Physical Securities"). Securities offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Securities offered and sold in reliance on Rule 144A may be issued, in the form of certificated Securities in registered form in substantially the form set forth in Exhibit A (the "U.S. Physical Securities"). The Offshore Physical Securities and the U.S. Physical Securities are sometimes collectively herein referred to as the "Physical Securities."

SECTION 2.02.     Execution and Authentication.

                  Two Officers, or an Officer and a secretary, treasurer, controller or an assistant secretary of the Company, shall sign, or one Officer shall sign and one Officer or a Secretary or an Assistant Secretary of the Company (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for the Company by manual or facsimile signature.

                  If an Officer or a secretary, treasurer, controller or an assistant secretary of the Company whose signature is on a Security was an Officer or a Secretary or an Assistant Secretary of the Company at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless. Each Guarantor shall execute its Subsidiary Guarantee in the manner set forth in
Section 10.07.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate Securities for original issue on the Issue Date in the aggregate principal amount of $350,000,000 upon a written order of the Company in the form of an Officers' Certificate. Each such Officers' Certificate shall specify the amount of Securities to be authenticated, the series of Securities and the date on which the Securities are to be authenticated. Except as provided in Section 2.07, additional Securities may be issued only in compliance with Section 4.03 and, in the case of any such additional Securities, such Officers' Certificate shall certify that (i) such issuance is not prohibited under Section 4.03 of this Indenture, and (ii) the principal amount of Securities secured by each Second Priority Mortgage then in effect will be equal to or greater than the principal amount of Securities outstanding after giving effect to such issuance. Any additional Securities shall be part of the same issue as the Securities being issued on the Issue Date and will vote on all matters as one class with the Securities being issued on the Issue Date, including, without limitation, waivers, amendments, redemptions, Change of Control Offers and Net Proceeds Offers. Upon receipt of a written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution for Securities originally issued to reflect any name change of the Company.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

                  The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.     Registrar and Paying Agent.

                  The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, (the "New York Presenting Agent") where (a) Securities may be presented or surrendered in New York City for registration of transfer or for exchange, (b) Securities may be presented or surrendered for payment in New York City and (c) notices and demands upon the Company in respect of the Securities and this Indenture may be served in New York City. The Trustee shall initially act as Registrar ("Registrar") and Paying Agent ("Paying Agent") for the Securities. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon written notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. The Company initially appoints the Trustee as Registrar, Paying Agent and New York Presenting Agent until such time as the Trustee has resigned or a successor has been appointed. Notices and demands upon the Company in respect of the Securities and this Indenture may be served at the Corporate Trust Department of the Trustee or at the Trustee's office in The City of New York located as of the date hereof at One Penn Plaza, Suite 1414, New York, New York 10119. Neither the Company nor any Affiliate of the Company may act as Paying Agent except as otherwise expressly provided in the form of the Security.

SECTION 2.04.     Paying Agent To Hold Assets in Trust.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Securities, and shall notify the Trustee in writing of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time, but shall be under no obligation to, during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05.     Securityholder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.     Transfer and Exchange.

                  Subject to the provisions of Sections 2.15 and 2.16, when Securities are presented to the Registrar or a co-Registrar (through the New York Presenting Agent or otherwise) with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations of the same series, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to Section 2.02, 2.10, 3.06, 3.07, 4.12, 4.21 or 9.05). The Registrar
or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part.

                  Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book entry system.

SECTION 2.07.     Replacement Securities.

                  If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate upon written notice from the Company a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge such Holder for their respective reasonable out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel. Every replacement Security is an additional obligation of the Company.

SECTION 2.08.     Outstanding Securities.

                  Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security.

                  If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

                  If on a Redemption Date or the Final Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.     Treasury Securities.

                  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Guarantor or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded.

                  The Trustee may require an Officers' Certificate listing Securities owned by the Company, any Guarantor or any of their respective Affiliates.

SECTION 2.10.     Temporary Securities.

                  Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Securities in exchange for temporary Securities.

SECTION 2.11.     Cancellation.

                  The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation; provided, however, that in no event shall the Trustee be required to destroy any cancelled Securities. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company or any Guarantor shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.     Defaulted Interest.

                  If the Company defaults in a payment of interest on the Securities, it shall pay interest on overdue principal and on overdue installments of interest (without grace periods) from time to time on demand at the rate of 2% per annum in excess of the rate shown on the Security.

SECTION 2.13.     CUSIP Number.

                  The Company in issuing the Securities will use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.

SECTION 2.14.     Deposit of Moneys.

                  Prior to the close of business of the Paying Agent on the Business Day next prior to each Interest Payment Date and the Final Maturity Date, the Company shall deliver by wire transfer to the Paying Agent in immediately available funds money sufficient to make cash payments due on such Interest Payment Date or the Final Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or the Final Maturity Date, as the case may be.

SECTION 2.15.     Book-Entry Provisions for Global Securities.

                  (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit C.

                  Members of, or participants in, the Depository ("Participants") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

                  (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Security and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Securities.

                  (c) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Physical Securities of authorized denominations.

                  (d) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph
(b) or (c) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

                  (e) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.16.     Registration of Transfers and Exchanges.

                  (a) Transfer and Exchange of Physical Securities. When Physical Securities are presented to the Registrar with a request

                  (i) to register the transfer of the Physical Securities; or

                  (ii) to exchange such Physical Securities for an equal number of Physical Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this Section 2.16 for such transactions are met; provided, however, that the Physical Securities presented or surrendered for registration of transfer or exchange

                  (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing and accompanied by reasonable assurance that each necessary endorsement or instrument is genuine and authorized; and

                  (II) in the case of Physical Securities the offer and sale of which have not been registered under the Securities Act, such Physical Securities shall be accompanied by an Opinion of Counsel addressed to the Registrar to the effect that such transfer and exchange is in compliance with applicable securities law and, in the sole discretion of the Company, by the following additional information and documents, as applicable:

                           (A) if such Physical Security is being delivered to
                  the Registrar by a holder for registration in the name of such holder, without transfer, a certification from such holder to that effect (in substantially the form of Exhibit D hereto); or

                           (B) if such Physical Security is being transferred to
                  a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form of Exhibit D hereto); or

                           (C) if such Physical Security is being transferred to
                  an Institutional Accredited Investor, delivery of a certification to that effect (in substantially the form of Exhibit D hereto) and a Transferee Certificate for Institutional Accredited Investors in substantially the form of Exhibit E hereto; or

                           (D) if such Physical Security is being transferred in
                  reliance on Regulation S, delivery of a certification to that effect (in substantially the form of Exhibit D hereto) and a Transferee Certificate for Regulation S Transfers in substantially the form of Exhibit F hereto and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                           (E) if such Physical Security is being transferred in
                  reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (in substantially the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                           (F) if such Physical Security is being transferred in
                  reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act.

                  (b) Restrictions on Transfer of a Physical Security for a Beneficial Interest in a Global Security. A Physical Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar of a Physical Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar, together with

                  (A) a certification, in substantially the form of Exhibit D hereto, that such Physical Security is being transferred to a Qualified Institutional Buyer; and

                  (B) written instructions directing the Registrar to make, or to direct the Depository to make, an endorsement on the Global Security to reflect an increase in the aggregate amount of the Securities represented by the Global Security, then the Registrar shall cancel such Physical Security and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the

Depository and the Registrar, the number of Securities represented by the Global Security to be increased accordingly. If no Global Security is then outstanding, the Company shall issue and the Trustee shall upon written instructions from the Company authenticate a new Global Security in the appropriate amount.

                  (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor.

                  (d) Transfer of a Beneficial Interest in a Global Security for a Physical Security. (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Physical Security. Upon receipt by the Registrar of written instructions or such other form of instructions as is customary for the Depository from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Securities the offer and sale of which have not been registered under the Securities Act, an Opinion of Counsel addressed to the Registrar to the effect that such transfer and exchange is in compliance with applicable securities laws and the following additional information and documents:

                  (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification from such Person to that effect (in substantially the form of Exhibit D hereto); or

                  (B) if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form of Exhibit D hereto); or

                  (C) if such beneficial interest is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (in substantially the form of Exhibit D hereto) and a Certificate for Institutional Accredited Investors in substantially the form of Exhibit E hereto; or

                  (D) if such beneficial interest is being transferred in reliance on Regulation S, delivery of a certification to that effect (in substantially the form of Exhibit D hereto) and a Transferee Certificate for Regulation S Transfers in substantially the form of Exhibit F hereto and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                  (E) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (in substantially the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                  (F) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act, then the Registrar will cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar, the aggregate amount of the Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate, the Trustee will authenticate and deliver to the transferee a Physical Security.

                  (ii) Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar in writing. The Registrar shall make such Physical Securities available for delivery to the Persons in whose names such Physical Securities are so registered.

                  (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (f) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Securities without the Private Placement Legend if, (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Security has been sold pursuant to an effective registration statement under the Securities Act.

                  (g) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section
2.16 in accordance with its customary procedures. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                  The Registrar and the Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                                 ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.     Notices to Trustee.

                  If the Company elects to redeem Securities pursuant to Paragraph 5 or Paragraph 6 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Securities to be redeemed. The Company shall give notice of redemption to the Trustee at least 45 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02.     Selection of Securities To Be Redeemed.

                  If fewer than all of the Securities are to be redeemed at any time, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that if the Securities are redeemed pursuant to Paragraph 6 of the Securities, the Securities shall be redeemed solely on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository) unless the securities exchange, if any, on which the Securities are listed requires a different method. If the Securities are listed on any national securities exchange, the

Company shall notify the Trustee in writing of the requirements of such exchange in respect of any redemption. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.     Notice of Redemption.

                  At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first-class mail, postage prepaid, to each Holder whose Securities are to be redeemed. At the Company's written request delivered at least 15 days prior to the proposed date of such mailing (unless a shorter notice shall be acceptable to the Trustee), the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed (including CUSIP numbers, if any) and shall state

                  (1) the Redemption Date;

                  (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

                  (3) the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

                  (5) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price and accrued interest, if any, to the Redemption Date upon surrender to the Paying Agent of the Securities redeemed;

                  (6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

                  (7) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption; and

                  (8) the paragraph of the Securities pursuant to which the Securities are to be redeemed.

SECTION 3.04.     Effect of Notice of Redemption.

                  Once notice of redemption is mailed in accordance with Section 3.03, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Paying Agent, such Securities called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption
Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates.

SECTION 3.05.     Deposit of Redemption Price.

                  Prior to 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Securities to be redeemed on that date.

                  If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.

SECTION 3.06.     Securities Redeemed in Part.

                  Upon surrender of a Security that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.     Payment of Securities.

                  The Company shall pay the principal of and interest on the Securities in the manner provided in the Securities. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. Legal Tender designated for and sufficient to pay the installment.

                  The Company shall pay, to the extent such payments are lawful, interest on overdue principal and it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Securities plus 2% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 4.02.     Maintenance of Office or Agency.

                  The Company shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section
11.02. The Company hereby initially designates the Trustee's office located at One Penn Plaza, Suite 1414, New York, New York 10119 as its office or agency in the Borough of Manhattan, The City of New York.

SECTION 4.03.     Limitation on Incurrence of Additional Indebtedness.

                  The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such
Indebtedness:

                  (a) the Company, any Guarantor, any Finance Subsidiary that is a Domestic Restricted Subsidiary and any Accounts Receivable Entity that is a Domestic Restricted Subsidiary may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company would be greater than 2.25 to 1.0; and

                  (b) any Restricted Subsidiary that is not a Guarantor (and is not a Finance Subsidiary or an Accounts Receivable Entity that is a Domestic Restricted Subsidiary) may incur Indebtedness (including, without limitation, Acquired Indebtedness) if, on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof,

                           (i) the Consolidated Fixed Charge Coverage Ratio of
                  the Company would be greater than 2.25 to 1.0; and

                           (ii) if the agreements governing such Indebtedness
                  contain an encumbrance or restriction on the ability of the applicable Restricted Subsidiary that is not a Guarantor (and is not a Finance Subsidiary or an Accounts Receivable Entity that is a Domestic Restricted Subsidiary) to pay dividends or make distributions on or in respect of its Capital Stock, the Combined Fixed Charge Coverage Ratio of the Restricted Subsidiaries that are not Guarantors would be greater than 2.5 to 1.0.

                  Notwithstanding the foregoing, the Company will not incur any Permitted Indebtedness if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Indebtedness unless such Permitted Indebtedness is Refinancing Indebtedness.

                  No Indebtedness incurred pursuant to the Consolidated Fixed Charge Coverage Ratio test of the preceding paragraph (including, without limitation, Indebtedness under the Credit Agreement) shall reduce the amount of Indebtedness which may be incurred pursuant to any clause of the definition of Permitted Indebtedness (including, without limitation, Indebtedness under the Credit Agreement pursuant to clause (2) of the definition of Permitted Indebtedness).

                  Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or which is secured by a Lien on an asset acquired by the Company or a Restricted Subsidiary (whether or not such Indebtedness is assumed by the acquiring Person) shall be deemed incurred at the time the Person becomes a Restricted Subsidiary or at the time of the asset acquisition, as the case may be.

                  The Company and the Guarantors will not incur or suffer to exist any Indebtedness that is subordinated in right of payment to any other Indebtedness of the Company or the Guarantors unless such Indebtedness is at least equally subordinated in right of payment to the Securities and any Subsidiary Guarantee.

SECTION 4.04.     Limitation on Restricted Payments.

                  The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly:

                  (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of its Capital Stock to holders of such Capital Stock (including by means of a Person (including an Unrestricted Subsidiary) making such a payment with the proceeds of an Investment made by the Company or any Restricted Subsidiary);

                  (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (including by means of a Person (including an Unrestricted Subsidiary) making such a payment with the proceeds of an Investment made by the Company or any Restricted Subsidiary);

                  (c) make any principal payment on, or purchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund or maturity, any Subordinated Indebtedness (other than the principal payment on, or the purchase, redemption, defeasance, retirement or other acquisition for value of, Subordinated Indebtedness made in satisfaction of or anticipation of satisfying a sinking fund obligation, principal installment or final maturity within one year of the due date of such obligation, installment or final maturity); or

                  (d) make any Investment (other than Permitted Investments);

(each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto:

                  (1) a Default or an Event of Default shall have occurred and be continuing;

                  (2) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.03; or

                  (3) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made after March 31, 2003 (the amount expended for such purpose, if other than in cash, being the Fair Market Value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of:

                           (v) $30.0 million; plus

                           (w) 50% of the cumulative Consolidated Net Income (or
                  if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned during the period beginning on the first day of the fiscal quarter commencing on April 1, 2003 and through the end of the most recent fiscal quarter for which financial statements are available prior to the date such Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus

                           (x) 100% of the Fair Market Value of the net proceeds
                  received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to March 31, 2003 and on or prior to the Reference Date of Qualified Capital Stock of the Company (excluding any net proceeds from an Equity Offering to the extent used to redeem Securities pursuant to the provisions of paragraph 6 of the Securities) or from the issuance of Indebtedness of the Company that has been converted into or exchanged for Qualified Capital Stock of the Company subsequent to the Issue Date and on or prior to the Reference Date; plus

                           (y) without duplication of any amounts included in
                  clause (3)(x) above, 100% of the Fair Market Value of the net proceeds of any contribution to the common equity capital of the Company received by the Company from a holder of the Company's Capital Stock (excluding any net proceeds from an Equity Offering to the extent used to redeem the Securities pursuant to the provisions of paragraph 6 of the Securities) subsequent to March 31, 2003; plus

                           (z) an amount equal to the lesser of (A) the sum of
                  the Fair Market Value of the Capital Stock of an Unrestricted Subsidiary owned by the Company and/or the Restricted Subsidiaries and the aggregate amount of all Indebtedness of such Unrestricted Subsidiary owed to the Company and each Restricted Subsidiary on the date of Revocation of such Unrestricted Subsidiary as an Unrestricted Subsidiary in accordance with Section 4.20 or (B) the Designation Amount with respect to such Unrestricted Subsidiary on the date of the Designation of such Subsidiary as an Unrestricted Subsidiary in accordance with Section 4.20.

                  Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

                  (I) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

                  (II) the acquisition of any shares of Capital Stock of the Company, either (A) solely in exchange for shares of Qualified Capital Stock of the Company or (B) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

                  (III) so long as no Default or Event of Default shall have occurred and be continuing, repurchases of Capital Stock (or rights or options therefor) of the Company from officers, directors, employees or consultants pursuant to equity ownership or compensation plans or stockholders agreements not to exceed $15.0 million in the aggregate subsequent to March 31, 2003;

                  (IV) dividends and distributions paid on Common Stock of a Restricted Subsidiary on a pro rata basis;

                  (V) any purchase or redemption of Indebtedness that ranks subordinate and junior in right of payment to the Securities utilizing any Net Cash Proceeds remaining after the Company has complied with the requirements of Sections 4.12 and 4.21;

                  (VI) any purchase, redemption, defeasance, retirement, payment or prepayment of principal of Subordinated Indebtedness either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or Refinancing Indebtedness; and

                  (VII) an Investment with the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company.

                  In determining the aggregate amount of Restricted Payments made subsequent to March 31, 2003 in accordance with clause (3) of the first paragraph of this Section 4.04, amounts expended pursuant to clauses (I), (II) and (III), (VI)(ii)(a) and (VII) shall be included in such calculation.

                  Not later than the date the Company is required to file its financial statements with the Commission (without giving effect to any extensions thereof) with respect to any fiscal quarter during which any Restricted Payment was made (which, in the case of the Company's fourth fiscal quarter of any fiscal year, shall be the date on which the Company is required to file its annual financial statements for that fiscal year), the Company will deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

SECTION 4.05.     Corporate Existence.

                  Except as otherwise permitted by Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of the Restricted Subsidiaries in accordance with the respective organizational documents of each Restricted Subsidiary and the rights (charter and statutory) and material franchises of the Company and each of its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Restricted Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

SECTION 4.06.     Payment of Taxes and Other Claims.

                  The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon it or any of the Restricted Subsidiaries or upon the income, profits or property of it or any of the Restricted Subsidiaries and (ii) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of the Restricted Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

SECTION 4.07.     Maintenance of Properties and Insurance.

                  (a) The Company shall cause all material properties owned by or leased by it or any of the Restricted Subsidiaries used in the conduct of its business or the business of any of the Restricted Subsidiaries to be improved or maintained and kept in normal condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.07 shall prevent the Company or any of the Restricted Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or of the Board of Directors of any Restricted Subsidiary, or of an officer (or other agent employed by the Company or of any of the Restricted Subsidiaries) of the Company or any of its Restricted Subsidiaries having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Restricted Subsidiary, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

                  (b) The Company shall maintain, and shall cause the Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, workers' compensation and interruption of business insurance.

SECTION 4.08.     Compliance Certificate; Notice of Default.

                  (a) The Company shall deliver to the Trustee, within 100 days after the close of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture, the Security Documents and the Intercreditor Agreement and further stating, as to each such Officer, Secretary or Controller of the Company signing such certificate, that to the best of his knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate no Default or Event of Default has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

                  (b) The annual financial statements delivered pursuant to
Section 4.10 shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four, Five or Six of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) The Company shall deliver to the Trustee, within ten days after becoming aware of any Default or Event of Default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers' Certificate specifying the Default or Event of Default and describing its status with particularity. Upon the written request of the Trustee (which may be given at any time and from time to time), the Company shall promptly provide written notice to the Trustee confirming that no Default or Event of Default has occurred or is continuing, or if a Default or Event of Default has occurred or is continuing, written notice briefly describing such Default or Event of Default.

SECTION 4.09.     Compliance with Laws.

                  The Company shall comply, and shall cause each of the Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and the Restricted Subsidiaries taken as a whole.

SECTION 4.10.     Reports to Holders.

                  (a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company will file with the Commission, and provide to the Trustee and the Holders of the Securities, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods required; provided, however, that availability of the foregoing materials on the Commission's EDGAR service shall be deemed to satisfy the Company's delivery obligations hereunder. In the event that the Company is not permitted to file such reports, documents and information with the Commission pursuant to the Exchange Act, the Company will nevertheless provide such Exchange Act information to the Trustee and the Holders of the Securities as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods required by law.

                  (b) If the Company has designated any of its Subsidiaries as an Unrestricted Subsidiary, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," of the financial condition and results of operations of the Company and the Restricted Subsidiaries.

                  (c) In addition, the Company has agreed that, for so long as any Securities remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                  Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.10 is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.11.     Waiver of Stay, Extension or Usury Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the

Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.12.     Limitation on Asset Sales.

                  The Company will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless:

                  (1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of;

                  (2) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; and

                  (3) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days after receipt thereof either (A) to repay any Applicable Indebtedness and, in the case of any such Applicable Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility (or effect a permanent reduction in availability under such revolving credit facility, regardless of the fact that no prepayment is required), (B) to acquire Replacement Assets (which, if Collateral will be made subject to the Liens of the applicable Security Documents), or (C) a combination of prepayment and investment permitted by the foregoing clauses (3)(A) and (3)(B).

Pending the final application of the Net Cash Proceeds, the Company and the Restricted Subsidiaries may temporarily reduce Pari Passu Indebtedness (or, in the case of an Asset Sale by a Restricted Subsidiary, Indebtedness of a Restricted Subsidiary) or otherwise invest such Net Cash Proceeds in any manner not prohibited by this Indenture.

                  On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(A), (3)(B) and (3)(C) of the preceding paragraph (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(A), (3)(B) and (3)(C) of the preceding paragraph (each a "Net Proceeds Offer Amount") shall be applied by the Company to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that principal amount of Securities equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest, if any, thereon to the date of purchase; provided, however, that if the Company elects (or is required by the terms of any Applicable Pari Passu Indebtedness), such Net Proceeds Offer may be made ratably to purchase the Securities and such Applicable Pari Passu Indebtedness.

                  If at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration) or Cash Equivalents, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.12.

                  The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $35.0 million resulting from one or more Asset Sales or deemed Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $35.0 million, shall be applied as required pursuant to this paragraph). The first such date the aggregate unutilized Net Proceeds Offer Amount is equal to or in excess of $35.0 million shall be treated for this purpose as the Net Proceeds Offer Trigger Date.

                  In the event of the transfer of substantially all (but not all) of the property and assets of the Company and the Restricted Subsidiaries after the Issue Date as an entirety to a Person in a transaction permitted under
Section 5.01, the successor corporation shall be deemed to have sold the properties and assets of the Company and the Restricted Subsidiaries not so transferred for purposes of this Section 4.12, and shall comply with the provisions of this Section 4.12 with respect to such deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of such properties and assets of the Company or the Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.12.

                  Each Net Proceeds Offer will be mailed or caused to be mailed, by first class mail, by the Company within 30 days following the Net Proceeds Offer Trigger Date to all record Holders as shown on the register of Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Proceeds Offer and shall state the following terms:

                  (1) that the Net Proceeds Offer is being made pursuant to this
         Section 4.12 and that the Holders may elect to tender their Securities in whole or in part in integral multiples of $1,000 in exchange for cash; provided, however, that if the aggregate principal amount of Securities properly tendered in a Net Proceeds Offer exceeds the

         Net Proceeds Offer Amount, Securities of tendering Holders will be purchased on a pro rata basis (based on amounts tendered);

                  (2) the purchase price (including the amount of accrued interest, if any) and the Net Proceeds Offer Payment Date (which shall be at least 20 Business Days from the date of mailing of notice of such Net Proceeds Offer, or such longer period as required by law);

                  (3) that any Security not tendered will continue to accrue interest;

                  (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

                  (5) that Holders electing to have a Security purchased pursuant to a Net Proceeds Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Net Proceeds Offer Payment Date;

                  (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the Business Day prior to the Net Proceeds Offer Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased; and

                  (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered.

                  On or before the Net Proceeds Offer Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (1) above, (ii) deposit with the Paying Agent in accordance with Section 2.14 U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Securities to be purchased and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price plus accrued interest, if any. For purposes of this Section 4.12, the Trustee shall act as the Paying Agent.

                  To the extent that the aggregate amount of the notes tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use such excess Net Proceeds Offer Amount for general corporate purposes or for any other purposes not prohibited by this Indenture. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset to zero.

                  The Company will comply with all tender offer rules under state and federal securities laws and regulations, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer. To the extent that the provisions of any securities laws or regulations conflict with the foregoing "Asset Sale" provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the foregoing provisions of this Indenture by virtue thereof.

SECTION 4.13. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

                  The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (a) pay dividends or make any other distributions on or in respect of its Capital Stock (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

                  (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; or

                  (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary;

except for such encumbrances or restrictions existing under or by reasons of:

                  (1) applicable law;

                  (2) this Indenture and/or the Security Documents;

                  (3) the Credit Agreement and/or the documentation for the First Priority Liens;

                  (4) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary;

                  (5) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

                  (6) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

                  (7) any other agreement entered into after the Issue Date which contains encumbrances and restrictions which are not materially more restrictive with respect to any Restricted Subsidiary than those in effect with respect to such Restricted Subsidiary pursuant to agreements as in effect on the Issue Date;

                  (8) any instrument governing Indebtedness of a Foreign Restricted Subsidiary;

                  (9) customary restrictions on the transfer of any property or assets arising under a security agreement governing a Lien permitted under this Indenture;

                  (10) secured Indebtedness otherwise permitted to be incurred pursuant to Section 4.03 and Section 4.15 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

                  (11) any agreement governing Refinancing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (5), (6) or (8) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Refinancing Indebtedness are not materially more restrictive than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (5), (6) or (8);

                  (12) any agreement governing the sale or disposition of any Restricted Subsidiary which restricts dividends and distributions pending such sale or disposition;

                  (13) any agreement, instrument or Lien placing encumbrances or restrictions applicable only to a Finance Subsidiary or an Accounts Receivable Entity; or

                  (14) any agreement governing Indebtedness permitted to be incurred pursuant to Section 4.03; provided that the provisions relating to such encumbrance or restriction contained in such Indebtedness, taken as a whole, are not materially more restrictive than the provisions contained in the Credit Agreement or in the Indenture as in effect on the Issue Date.

SECTION 4.14.     Limitation on Issuances of Capital Stock of Restricted
                  Subsidiaries.

                  The Company will not permit any of the Restricted Subsidiaries (other than a Finance Subsidiary or an Accounts Receivable Entity) to issue any Preferred Stock (other than to the Company or to a Restricted Subsidiary) or permit any Person (other than the Company or a Restricted Subsidiary) to own any Preferred Stock of any Restricted Subsidiary (other than a Finance Subsidiary or an Accounts Receivable Entity). The Company will not, and will not permit any Restricted Subsidiary to, issue, sell, transfer or dispose of any Capital Stock of any Restricted Subsidiary (other than a Finance Subsidiary or an Accounts Receivable Entity) that is not a Guarantor (other than the granting of Liens permitted by Section 4.15) unless such issuance, sale, transfer or disposition results in the issuer of such Capital Stock no longer being a Restricted Subsidiary.

SECTION 4.15.     Limitation on Liens.

                  The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of the Restricted Subsidiaries, whether now owned or hereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

                  (1) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Securities or a Subsidiary Guarantee, the Securities or such Subsidiary Guarantee is secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

                  (2) in all other cases, the Securities are equally and ratably secured, except for:

                           (A) Liens existing as of the Issue Date to the extent
                  and in the manner such Liens are in effect on the Issue Date, other than First Priority Liens;

                           (B) Liens securing Indebtedness permitted to be
                  incurred pursuant to clause (2) or (11) of the definition of "Permitted Indebtedness" and all other Obligations relating thereto;

                           (C) Liens securing the Securities and any Subsidiary
                  Guarantee;

                           (D) Liens in favor of the Company or any Guarantor;

                           (E) Liens securing Refinancing Indebtedness which is
                  incurred to Refinance any Indebtedness (including, without limitation, Acquired Indebtedness) which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such
                  Liens:

                                    (I) are no less favorable to holders of the
                           Securities and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced;

                                    (II) do not extend to or cover any property
                           or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

                                    (III) do not grant a First Priority Lien on
                           any property unless the Indebtedness refinanced had the benefit of a First Priority Lien on such property; and

                           (F) Permitted Liens.

                  If the Company or any Restricted Subsidiary shall, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than a Permitted Lien and a First Priority Lien permitted by this Indenture) on any Excluded Collateral, the Company or such Restricted Subsidiary shall equally and ratably secure the Obligations of the Company in respect of this Indenture and the Securities; provided, however, that the Company and the Restricted Subsidiaries may incur up to $50.0 million aggregate principal or stated amount of Indebtedness outstanding at any one time secured by Excluded Collateral as to which it would otherwise have had to equally and ratably secure the obligations of the Company in respect of this Indenture and the Securities without doing so.

SECTION 4.16.     [Reserved.]

SECTION 4.17.     Limitation on Transactions with Affiliates.

                  (a) The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each, an "Affiliate Transaction"), other than:

                  (x) Affiliate Transactions permitted under paragraph (b) below; and

                  (y) Affiliate Transactions on terms that are not materially less favorable than those that would have reasonably been expected in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

                  All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $10.0 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary enters into an Affiliate Transaction (or series of related Affiliate Transactions related to a common plan) on or after the Issue Date that involves an aggregate Fair Market Value of more than $50.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

                  (b) The restrictions set forth in paragraph (a) above shall not apply to

                  (1) employment, consulting and compensation arrangements and agreements of the Company or any Restricted Subsidiary consistent with past practice or approved by a majority of the disinterested members of the Board of Directors (or a committee comprised of disinterested directors);

                  (2) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any Restricted Subsidiary as determined in good faith by the Company's Board of Directors or senior management;

                  (3) transactions exclusively between or among the Company and any of the Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries; provided that such transactions are not otherwise prohibited by this Indenture; and

                  (4) Restricted Payments, Permitted Investments or Permitted Liens permitted by this Indenture.

SECTION 4.18.     Issuance of Subsidiary Guarantees.

                  If, on or after the Issue Date, the Company forms or acquires any Domestic Restricted Subsidiary (other than (w) an Acquired Subsidiary for so long as it is not a Wholly Owned Domestic Restricted Subsidiary, (x) a Finance Subsidiary, (y) an Accounts Receivable Entity or (z) an Immaterial Domestic Subsidiary) that incurs any Indebtedness (other than Indebtedness owing to the Company or a Restricted Subsidiary), or if, on or after the Issue Date, any Restricted Subsidiary that is not a Guarantor guarantees (a "Guarantee") any Indebtedness of the Company or a Guarantor (other than Indebtedness owing to the Company or a Restricted Subsidiary) ("Guaranteed Indebtedness"), then the Company shall cause such Domestic Restricted Subsidiary or Restricted Subsidiary that is not a Guarantor, as the case may be, to:

                  (1) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Domestic Restricted Subsidiary or Restricted Subsidiary that is not a Guarantor, as the case may be, shall unconditionally guarantee (each, a "Subsidiary Guarantee") all of the Company's obligations under the Securities and this Indenture on the terms set forth in this Indenture;

                  (2) in the case of a Domestic Restricted Subsidiary, if such Domestic Restricted Subsidiary grants any Lien upon any of its property as security for any First Priority Claims, execute one or more Security Documents upon substantially the same terms, but subject to the Intercreditor Agreement, that grants the Collateral Agent a Second Priority Lien upon such property for its benefit, the benefit of the Trustee and the benefit of the Holders of the Securities, subject to the exceptions described in the definition of "Excluded Collateral"; and

                  (3) execute and deliver to the Trustee and the Collateral Agent an Opinion of Counsel (which may contain customary exceptions) that such supplemental indenture and Security Documents have been duly authorized, executed and delivered by such Domestic Restricted Subsidiary or Restricted Subsidiary that is not a Guarantor, as the case may be, and constitutes a legal, valid, binding and enforceable obligation of such Domestic Restricted Subsidiary or Restricted Subsidiary that is not a Guarantor, as the case may be.

                  Thereafter, such Domestic Restricted Subsidiary or Restricted Subsidiary that was not a Guarantor, as the case may be, shall be a Guarantor for all purposes of this Indenture. The Company may cause any other Restricted Subsidiary of the Company to issue a Subsidiary Guarantee and become a Guarantor.

                  If granting the Lien described in clause (2) above requires the consent of a third party, such Domestic Restricted Subsidiary will use commercially reasonable efforts to obtain such consent with respect to the Second Priority Lien for the benefit of the Collateral Agent, the Trustee and the benefit of the Holders of the Securities, but if the third party does not consent to the granting of the Second Priority Lien after the use of commercially reasonable efforts, such Domestic Restricted Subsidiary will not be required to do so. Also if a Second Priority Lien on such property cannot be granted or perfected under applicable law, the Domestic Restricted Subsidiary will not be required to grant such Lien.

                  If the Guaranteed Indebtedness is pari passu with the Securities, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with the Subsidiary Guarantee. If the Guaranteed Indebtedness is subordinated to the Securities, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Securities.

                  Notwithstanding the foregoing, a Subsidiary Guarantee of the Securities provided by a Guarantor will be released without any action required on the part of the Trustee or any Holder of the Securities:

                  (1) if the Credit Agent releases the guarantee of First Priority Claims made by such Guarantor, unless such Guarantor has any Indebtedness outstanding or remains a guarantor of Indebtedness of the Company or another Guarantor;

                  (2) if (a) all of the Capital Stock of, or all or substantially all of the assets of, such Guarantor is sold or otherwise disposed of (including by way of merger or consolidation) to a Person other than the Company or any of its Domestic Restricted Subsidiaries or (b) such Guarantor ceases to be a Restricted Subsidiary, and the Company otherwise complies, to the extent applicable, with Section 4.12;

                  (3) if the Company designates such Guarantor as an Unrestricted Subsidiary in accordance with Section 4.20; and

                  (4) upon the Company's request if the fair market value of the assets of the applicable Guarantor (as determined in good faith by the Board of Directors of the Company), together with the fair market value of the assets of other Guarantors whose Subsidiary Guarantee was released in the same calendar year in reliance on this paragraph (4), does not exceed $1.0 million (subject to cumulative carryover for amounts not used in any prior calendar year).

                  At the Company's request, the Trustee will execute and deliver any instrument evidencing such release. A Guarantor may also be released from its obligation under its Subsidiary Guarantee in connection with amendments permitted in accordance with the provisions of Article 9 of this Indenture. The Trustee shall only be obligated to deliver any such instrument upon receipt of an Officers' Certificate stating that such release is in compliance with this Indenture, the Security Documents and the Intercreditor Agreement.

SECTION 4.19.     Payments for Consent.

                  The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Securities or the

Subsidiary Guarantees or any of the Security Documents unless such consideration is offered to be paid to all Holders who so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.

SECTION 4.20.     Limitation on Designations of Unrestricted Subsidiaries.

                  The Company may, on or after the Issue Date, designate any Subsidiary of the Company (other than a Subsidiary of the Company which owns Capital Stock of a Restricted Subsidiary or is a Guarantor) as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

                  (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

                  (2) the Company would be permitted under this Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the sum of (A) the Fair Market Value of the Capital Stock of such Subsidiary owned by the Company and/or any of the Restricted Subsidiaries on such date and (B) the aggregate amount of Indebtedness of such Subsidiary owed to the Company and the Restricted Subsidiaries on such date; and

                  (3) the Company would be permitted to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to
         Section 4.03 at the time of Designation (assuming the effectiveness of such Designation).

                  In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment in the Designation Amount pursuant to Section 4.04 for all purposes of this Indenture.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, at any time:

                  (x) provide direct or indirect credit support for or a guarantee of any Indebtedness of any Unrestricted Subsidiary (including any undertaking agreement or instrument evidencing such Indebtedness);

                  (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary; or

                  (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except, in the case of clause (x) or (y), to the extent permitted under
         Section 4.04 hereof.

                  The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary ("Revocation"), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if

                  (1) no Default or Event of Default shall have occurred and be continuing at the time and after giving effect to such Revocation;

                  (2) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture; and

                  (3) such Subsidiary shall for purposes of Section 4.18 be treated as having then been acquired by the Company.

                  All Designations and Revocations must be evidenced by an Officers' Certificate of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

SECTION 4.21.     Change of Control.

                  (a) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, thereon to the date of purchase. Prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company will

                  (1) repay in full and terminate all commitments under Indebtedness under the Credit Agreement and all other First Priority Claims the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under the Credit Agreement and all other First Priority Claims and to repay the Indebtedness owed to (and terminate all commitments of) each lender under the Credit Agreement and each of the holders of a First Priority Lien Claim which has accepted such offer; or

                  (2) obtain the consents required under the Credit Agreement and all such other First Priority Claims to permit the repurchase of the Securities as provided below.

                  The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Securities pursuant to the provisions described below.

                  (b) Within 30 days following the date upon which the Change of Control occurs, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things,

                  (1) that the Change of Control Offer is being made pursuant to this Section 4.21 and that all Securities tendered and not withdrawn will be accepted for payment;

                  (2) the purchase price (including the amount of accrued interest) and the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date");

                  (3) that any Security not tendered will continue to accrue interest;

                  (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                  (5) that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

                  (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the Business Day prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased;

                  (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; and

                  (8) the circumstances and relevant facts regarding such Change of Control.

                  On or before the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent, in accordance with Section 2.14, U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. Upon receipt by the Paying Agent of the monies specified in clause (ii) above and a copy of the Officers' Certificate specified in clause (iii) above, the Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.21, the Trustee shall act as the Paying Agent.

                  The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

                  Any amounts remaining after the purchase of all validly tendered and not validly withdrawn Securities pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

                  The Company shall and shall cause its Subsidiaries to comply with all tender offer rules under state and federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.21, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.21 by virtue thereof.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01.     Merger, Consolidation and Sale of Assets.

                  (a) The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets

(determined on a consolidated basis for the Company and the Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

                  (1) either (A) the Company shall be the surviving or continuing corporation or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and the Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia, (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Securities and the performance of every covenant of the Securities, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed and (z) shall expressly assume, by documentation specified by, and executed and delivered to, the Trustee and the Collateral Agent, the due and punctual performance of every covenant and obligation under the Security Documents on the part of the Company to be performed or observed;

                  (2) immediately after giving effect to such transaction on a pro forma basis and the assumption contemplated by clause (1)(B)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to
         Section 4.03;

                  (3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted or to be released in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and

                  (4) the Company or the Surviving Entity shall have delivered to the Trustee and the Collateral Agent an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

                  (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  (c) No Guarantor (other than any Guarantor whose Subsidiary Guarantee is to be released in accordance with the terms of the Subsidiary Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.12) will, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

                  (1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

                  (2) such entity expressly assumes by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the performance of every covenant of the Securities, this Indenture and the Registration Rights Agreement on the part of such Guarantor to be performed or observed;

                  (3) such entity shall expressly assume, by documentation specified by, and executed and delivered to the Trustee, the due and punctual performance of every covenant and obligation under the Security Documents on the part of such Guarantor to be performed or observed;

                  (4) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (5) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (a)(2) of this Section 5.01; and

                  (6) the Company shall have delivered to the Trustee and the Collateral Agent an Officers' Certificate and Opinion of Counsel, each stating that such consolidation or merger and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

SECTION 5.02.     Successor Corporation Substituted.

                  In accordance with the foregoing, upon any such consolidation, combination, merger, conveyance, lease or any transfer of all or substantially all of the assets of the Company in which the Company is not the continuing corporation, the Surviving Entity formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such successor had been named as the Company herein, and thereafter the predecessor corporation will be relieved of all further obligations and covenants under this Indenture, the Securities and the Registration Rights Agreement; provided that solely for purposes of computing amounts described in subclause (iii) of the first paragraph of Section 4.04, any such Surviving Entity shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.     Events of Default.

                  An "Event of Default" occurs if

                  (1) the failure to pay interest on any Security when the same becomes due and payable and the default continues for a period of 30 days;

                  (2) the failure to pay the principal on any Securities, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Securities tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

                  (3) a default by the Company or any Restricted Subsidiary in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 30 days after (x) the Company receives written notice specifying the default from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Securities (except in the case of a default with respect to Article Five, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

                  (4) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness now exists or is created after the Issue Date, which default (a) is caused by a failure to pay principal of such Indebtedness after any applicable grace period provided in such Indebtedness on the date of such default (a "Payment Default"), or (b) results in the acceleration of such Indebtedness prior to its express maturity (and such acceleration is not rescinded, or such Indebtedness is not repaid, within 30 days) and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, exceeds $75.0 million or more at any time;

                  (5) the Company or any of its Restricted Subsidiaries (A) admits in writing its inability to pay its debts generally as they become due, (B) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (C) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (D) consents to the appointment of a Custodian of it or for substantially all of its property, (E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (F) makes a general assignment for the benefit of its creditors, or (G) takes any corporate action to authorize or effect any of the foregoing;

                  (6) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any of its Significant Subsidiaries, (B) appoint a Custodian of the Company or any of its Significant Subsidiaries or for substantially all of any of their property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

                  (7) one or more judgments in an aggregate amount in excess of $75.0 million not covered by adequate insurance (other than self-insurance) shall have been rendered against the Company or any of the Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

                  (8) any Subsidiary Guarantee of a Significant Subsidiary ceases to be in full force and effect, or any Subsidiary Guarantee of such a Significant Subsidiary is declared to be null and void and unenforceable or any Subsidiary Guarantee of such a Significant Subsidiary is found to be invalid or any Guarantor which is a Significant Subsidiary denies its liability under its Subsidiary Guarantee (other than by reason of release of such Guarantor in accordance with the terms of this Indenture); or

                  (9) unless all of the Collateral has been released from the Second Priority Liens in accordance with the provisions of the Security Documents, default by the Company or any Restricted Subsidiary in the performance of the Security Documents which adversely affects the enforceability, validity, perfection (in the case of Collateral for which perfection is required under the Security Documents, other than the Second Priority Mortgages, with respect to which perfection is required) or priority of the Second Priority Lien on a material portion of the Collateral granted to the Collateral Agent for its benefit and the benefit of the Trustee and the holders of the Securities, the repudiation or disaffirmation by the Company or any Restricted Subsidiary of its material obligations under the Security Documents or the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Company or any Restricted Subsidiary party thereto for any reason with respect to a material portion of the Collateral (which default, repudiation, disaffirmation or determination is not rescinded, stayed or waived by the Persons having such authority pursuant to the Security Documents or otherwise cured within 60 days after the Company receives written notice thereof specifying such occurrence from the Trustee or the holders of at least 25% of the outstanding principal amount of the Securities and demanding that such default be remedied).

                  The Trustee shall, within 90 days after the occurrence of any Default actually known to a Responsible Officer of the Trustee, give to the Securityholders notice of such Default; provided that, except in the case of a Default in the payment of principal of or interest on any of the Securities, the Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the interest of the Securityholders.

SECTION 6.02.     Acceleration.

                  If an Event of Default (other than an Event of Default specified in clause (5) or (6) above) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Securities may declare the principal of, premium, if any, and accrued and unpaid interest on all the Securities to be due and payable by notice in writing to the Company (and to the Trustee, if given by the Holders) specifying the respective Events of Default and that it is a "notice of acceleration," and the same shall become immediately due and payable. If an Event of Default specified in clause (5) or
(6) above occurs and is continuing, then all unpaid principal of, premium, if any, and accrued and unpaid interest on all of the outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  At any time after a declaration of acceleration with respect to the Securities as described in the preceding paragraph, the Holders of a majority in principal amount of the then outstanding Securities may rescind and cancel such declaration and its consequences;

                  (i) if the rescission would not conflict with any judgment or decree;

                  (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

                  (iii) to the extent the payment of such interest is lawful, if interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

                  (iv) if the Company has paid the Trustee its compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances and any other sums owing to the Trustee pursuant to Section 7.07; and

                  (v) in the event of the cure or waiver of an Event of Default of the type described in clauses (5) and (6) of the description above of Events of Default, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

                  No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 6.03.     Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities, this Indenture or any Subsidiary Guarantee.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.     Waiver of Past Defaults.

                  Subject to Sections 6.02, 6.07 and 9.02, the Holders of a majority in principal amount of the then outstanding Securities by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or premium, if any, or interest on any Security as specified in clauses (1) and (2) of Section
6.01. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents upon which the Trustee may conclusively rely. When a Default or Event of Default is waived, it is cured and ceases.

SECTION 6.05.     Control by Majority.

                  The Holders of not less than a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                  Prior to taking any action or following any direction pursuant to this Section 6.05, the Trustee shall be entitled to indemnification from such Holders satisfactory to it in its sole discretion against any fees, loss, liability, cost or expense caused by taking such action or following such direction.

SECTION 6.06.     Limitation on Suits.

                  A Securityholder may not pursue any remedy with respect to this Indenture, the Securities or any Subsidiary Guarantee unless

                  (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (2) the Holder or Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 30 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (5) during such 30-day period the Holder or Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 6.07.     Rights of Holders to Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.     Collection Suit by Trustee.

                  If an Event of Default in payment of principal, premium or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.     Trustee May File Proofs of Claim.

                  The Trustee may file such proofs of claim and other papers or documents and take such other actions as it may determine in its reasonable discretion to be necessary or advisable (including participating as a member of any creditors committee acting in the matter) in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, legal fees, disbursements and advances of the Trustee, its agents, nominees, custodians, counsel, accountants and experts) and the Securityholders allowed in any judicial proceedings relating to the Company, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, legal fees, disbursements and advances of the Trustee, its agents, nominees, custodians and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10.     Priorities.

                  If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order, subject to the Intercreditor Agreement:

                  First: without duplication, to the Trustee for amounts owing under Section 7.07 and to the Collateral Agent for amounts owing to it under the Collateral Agency Agreement;

                  Second: if the Holders are forced to proceed against the Company, a Guarantor or any other obligor on the Securities directly without the Trustee, to Holders for their collection costs;

                  Third: subject to Article Twelve, to Holders for amounts due and unpaid on the Securities for principal, premium and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium and interest, respectively; and

                  Fourth: to the Company or any Guarantors, as their respective interests may appear.

                  The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this
Section 6.10.

SECTION 6.11.     Payment of Interest; Interest Rights Preserved.

                  Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Record Date for such interest.

                  Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on such Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Subsection (1) or (2) below:

                  (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities are registered at the close of business on a special Record Date (the "Special Record Date") for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Subsection provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective predecessor securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following Subsection (2).

                  (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Company has caused the Securities to be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Subsection, such payment shall be deemed practicable by the Trustee.

                  Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 6.12.     Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture, the Security Documents, the Intercreditor Agreement or the Collateral Agency Agreement or in any suit against the Trustee (in any capacities appointed hereunder, including, but not limited to, as Collateral Agent) for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee (in any capacities appointed hereunder, including, but not limited to, as Collateral Agent), a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.

                                 ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01.     Duties of Trustee.

                  (a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of its own affairs. Subject to such provisions, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request of any of the Holders of Securities, unless they shall have offered to the Trustee security and indemnity satisfactory to it in its sole discretion.

                  (b) Except during the continuance of an Event of Default actually known to a Responsible Officer of the Trustee:

                  (1) The Trustee need perform only those duties as are specifically set forth herein and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions and such other documents delivered to it pursuant to Section
         11.04 hereof furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) No provision of this Indenture, the Security Documents, the Intercreditor Agreement or the Collateral Agency Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture, the Security Documents, the Intercreditor Agreement or the Collateral Agency Agreement or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

                  (e) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property.

                  (h) The foregoing provisions of this Section 7.01 do not apply to the Trustee in its capacity as Collateral Agent. The Trustee, in its capacity as Collateral Agent, need perform only those duties as are specifically set forth in the Indenture, the Security Documents, the Intercreditor Agreement and the Collateral Agency Agreement, and no others, and no implied covenants or obligations shall be read into such agreements against the Collateral Agent. Neither the Collateral Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Indenture, the Security Documents, and the Intercreditor Agreement and the Collateral Agency Agreement, except for its or their own gross negligence or willful misconduct.

SECTION 7.02.     Rights of Trustee.

                  Subject to Section 7.01:

                  (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                  (c) The Trustee may act through its attorneys, agents, custodians and nominees and shall not be responsible for the misconduct or negligence of any attorney, agent, custodian or nominee (other than such a person who is an employee of the Trustee) appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

                  (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it under this Indenture, the Security Documents, the Intercreditor Agreement or the Collateral Agency Agreement, in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, the Security Documents, the Intercreditor Agreement or the Collateral Agency Agreement at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the fees, costs, expenses and liabilities which may be incurred therein or thereby.

                  (g) Except with respect to Section 4.01, the Trustee shall not have any duty as to inquire as to the performance by the Company of its covenants or obligations under this Indenture, the Security Documents, the Intercreditor Agreement or the Collateral Agency Agreement. The Trustee shall not be deemed to have notice or any knowledge of any matter (including without limitation defaults or events of default) unless a Responsible Officer assigned to and working in the Trustee's Corporate Trust Department has actual knowledge thereof or unless written notice thereof is received by the Trustee, attention: Corporate Trust Department and such notice references the Securities generally, the Company or this Indenture.

                  (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including, but not limited to, serving as Collateral Agent, and to each agent, custodian and other Person employed to act hereunder.

SECTION 7.03.     Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries, any Guarantors and their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 of this Indenture as well as the provisions of the TIA.

SECTION 7.04.     Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Security Documents, the Intercreditor Agreement, the Collateral Agency Agreement or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision of this Indenture, the Security Documents, the Intercreditor Agreement or the Collateral Agency Agreement, and it shall not be responsible for any statement of the Company in this Indenture, the Security Documents or the Intercreditor Agreement, or any document issued in connection with the sale of Securities (including without limitation any preliminary or final offering memorandum) or any statement in the Securities other than the Trustee's certificate of authentication. The Trustee shall not be accountable for the use or application of any money received by any Paying Agent other than the Trustee. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture, the Security Documents, the Intercreditor Agreement or the Collateral Agency Agreement. The Trustee shall not be responsible for independently ascertaining or maintaining such validity, if any, and shall be fully protected in relying upon certificates and opinions delivered to it in accordance with the terms of this Indenture, the Security Documents, the Intercreditor Agreement or the Collateral Agency Agreement.

SECTION 7.05.     Notice of Default.

                  If a Default or an Event of Default occurs and is continuing and a Responsible Officer of the Trustee receives actual notice of such event, the Trustee shall mail to each Securityholder, as their names and addresses appear on the Securityholder list described in Section 2.05, notice of the uncured Default or Event of Default within 90 days after the Trustee receives such notice (or 30 days in the case of a Default or Event of Default specified in the following sentence). Except in the case of a Default or an Event of Default in payment of principal of, premium or interest on, any Security, including the failure to make payment on (i) the Change of Control Payment Date pursuant to a Change of Control Offer or (ii) the Excess Proceeds Offer Payment Date pursuant to an Excess Proceeds Offer, the Trustee may withhold the notice if and so long as the board of directors, the executive committee, or a trust committee of directors, of the Trustee in good faith determines that withholding the notice is in the interest of the Securityholders.

SECTION 7.06.     Reports by Trustee to Holders.

                  This Section 7.06 shall not be operative as a part of this Indenture until this Indenture is qualified under the TIA, and, until such qualification, this Indenture shall be construed as if this Section 7.06 were not contained herein.

                  Within 60 days after each May 15 of each year beginning with 2004, the Trustee shall, to the extent that any of the events described in TIA
Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b), 313(c) and 313(d).

                  A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the Commission and each securities exchange, if any, on which the Securities are listed.

                  The Company shall notify a Responsible Officer of the Trustee if the Securities become listed on any securities exchange or of any delisting thereof.

SECTION 7.07.     Compensation and Indemnity.

                  (a) The Company shall pay to the Trustee from time to time such compensation for its services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or bad faith. Such expenses shall include the reasonable compensation, legal fees, disbursements and expenses of the Trustee's agents, accountants, experts, nominees, custodians and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 8.01.

                  (b) The Company shall indemnify each of the Trustee, its directors, officers and employees and each predecessor Trustee for, and hold them harmless against, (i) any loss, liability or expense incurred by the Trustee, without negligence or bad faith on its part arising out of or in connection with the administration of this trust and its duties under this Indenture, the Security Documents or, the Intercreditor Agreement, including the reasonable expenses and attorneys' fees of defending itself against any claim of liability arising under this Indenture, the Security Documents or, the Intercreditor Agreement and (ii) Environmental Damages (as defined below). The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Company's expense. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld or delayed. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of the violation of this Indenture, the Security Documents or, the Intercreditor Agreement by the Trustee if such violation arose from the Trustee's negligence or bad faith.

                  "Environmental Damages" shall mean all claims, demands, liabilities, losses, damages, causes of action, judgments, penalties, fines, costs and expenses, of any and every kind or character, contingent or otherwise, matured or unmatured, known or unknown, foreseeable or unforeseeable, made, incurred, suffered, brought, or imposed at any time and from time to time:

                  (i) the presence of any Hazardous Material on the Mortgaged Property, or any escape, seepage, leakage, spillage, emission, release, discharge or disposal of any Hazardous Material on or from the Mortgaged Property, or the migration or release or threatened migration or release of any Hazardous Material to, from or through the Mortgaged Property; or

                  (ii) any act, omission, event or circumstance existing or occurring in connection with the handling, treatment, containment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Material which is present on the Mortgaged Property; or

                  (iii) any violation of any Environmental Requirement, regardless of whether any act, omission, event or circumstance giving rise to the violation constituted a violation at the time of the occurrence or inception of such act, omission, event or circumstance.

                  "Environmental Law" means any federal, state or local law, statue, ordinance, code, rule, regulation, license, authorization, decision, order, injunction, decree, or rule of common law, and any judicial interpretation of any of the foregoing, which pertains to health, safety, any Hazardous Material, or the environment (including but not limited to ground or air or water or noise pollution or contamination, and underground or above ground tanks) and shall include without limitation, the Solid Waste Disposal Act, 42 U.S.C.
Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq. ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"); the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and any other state or federal environmental statutes, and all rules, regulations, orders and decrees now or hereafter promulgated under any of the foregoing, as any of the foregoing now exist or may be changed or amended or come into effect in the future.

                  "Environmental Requirement" means any Environmental Law (hereinafter defined), agreement or restriction, as the same now exists or may be changed or amended or come into effect in the future, which pertains to health, safety, any Hazardous Material, or the environment, including but not limited to ground or air or water or noise pollution or contamination, and underground or aboveground tanks.

                  "Hazardous Material" means any substance, whether solid, liquid or gaseous: which is listed defined or regulated as a "hazardous substance", "hazardous waste" or "solid waste", or otherwise classified as hazardous or toxic, in or pursuant to any Environmental Requirement; or which is or contains asbestos, radon, any polychlorinated biphenyl, urea formaldehyde foam insulation, explosive or radioactive material, or motor fuel or other petroleum hydrocarbons, or which causes or poses a threat to cause a contamination or nuisance on the subject property or any adjacent property or a hazard to the environment or to the health or safety of persons on the subject property.

                  (c) To secure the Company's payment obligations in this
Section 7.07, the Trustee shall have a senior claim and lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee or as Collateral Agent.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in clause (5) or (6) of Section 6.01 occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's obligations under this Section 7.07 and any claim arising hereunder shall survive termination of this Indenture, the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article Eight and any rejection or termination under any Bankruptcy Law.

SECTION 7.08.     Replacement of Trustee.

                  The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged a bankrupt or an insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes legally incapable of acting with respect to its duties hereunder.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture; provided, however, that no Trustee under this Indenture shall be liable for any act or omission of any successor Trustee. A successor Trustee shall mail notice of its succession to each Securityholder.

                  Notwithstanding any other provision of this Section 7.08, upon the occurrence of an Event of Default, the Trustee may resign, and upon notice to the Company shall immediately be deemed to have resigned, and Deutsche Bank National Trust Company (or its successors) shall be appointed as successor Trustee. Deutsche Bank National Trust Company hereby accepts appointment as successor Trustee upon the resignation by the Trustee as a result of the occurrence of an Event of Default.

                  If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee and the Company shall pay to any such replaced or removed Trustee all amounts owed under Section 7.07 upon such replacement or removal.

SECTION 7.09.     Successor Trustee by Merger, Etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 7.10.     Eligibility; Disqualification.

                  This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a)(1) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

SECTION 7.11.     Preferential Collection of Claims Against Company.

                  The Trustee, in its capacity as Trustee hereunder, shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                 ARTICLE EIGHT

                     SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.01.     Legal Defeasance and Covenant Defeasance.

                  (a) The Company may, at its option and at any time, with respect to the Securities, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d).

                  (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of the Sections and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned, except for the following, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of the Holders of outstanding Securities to receive payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (ii) the Company's obligations to issue temporary Securities, register the transfer or exchange of any Securities, replace mutilated, destroyed, lost or stolen Securities and maintain an office or agency for payments in respect of the Securities, (iii) the rights, powers, trusts, duties and immunities of the Trustee and the Company's obligations in connection therewith, (iv) the Legal Defeasance provisions of this Indenture and (v) Article Twelve. The Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities.

                  (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Article Five and in Sections 4.03 through 4.21 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company and any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 6.01(3), nor shall any event referred to in Section 6.01(4) or (7) thereafter constitute a Default or an Event of Default thereunder but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

                  (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities:

                  (1) The Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holder pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee, U.S. Legal Tender or direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged ("U.S. Government Obligations") or a combination thereof, maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of the reinvestment of such interest and principal and after payment of all federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, in the opinion of a nationally recognized firm of Independent public accountants, selected by the Company, expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, to pay the principal of, premium, if any, and interest on all the outstanding Securities on the dates on which any such payments are due and payable in accordance with the terms of this Indenture and of the Securities;

                  (2) Such deposits shall not cause the Trustee to have a conflicting interest as defined in and for purposes of the TIA;

                  (3) The Trustee shall have received Officers' Certificates stating that no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.01(5) or (6) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                  (4) The Trustee shall have received Officers' Certificates stating that such deposit will not result in a Default under this Indenture, any Security Document or a breach or violation of, or constitute a default under, any other material instrument or agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (5) (i) In the event the Company elects paragraph (b) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to federal income taxes on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, or (ii) in the event the Company elects paragraph (c) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, confirming that, Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

                  (6) The Company shall have delivered to the Trustee an Opinion of Counsel stating that as a result of the Legal Defeasance or Covenant Defeasance, neither the Trustee nor the trust have become or are deemed to have become an "investment company" under the Investment Company Act of 1940, as amended;

                  (7) The Company shall have delivered to the Trustee an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee, stating that the deposit under clause (1) was not made by the Company, a Guarantor or any Subsidiary of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company, a Guarantor, or any Subsidiary of the Company or others;

                  (8) The Company shall have delivered to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                  (9) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 8.01 have been complied with; provided, however, that no deposit under clause (1) above shall be effective to terminate the obligations of the Company under the Securities or this Indenture prior to 90 days following any such deposit; and

                  (10) The Company shall have paid all amounts owing to the Trustee pursuant to Section 7.07.

                  Notwithstanding the foregoing, the Opinion of Counsel required by paragraph (5) above need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the maturity date for the securities within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

                  In the event all or any portion of the Securities are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

SECTION 8.02.     Satisfaction and Discharge.

                  In addition to the Company's rights under Section 8.01, the Company may terminate all of its obligations under this Indenture (subject to Section 8.03) when

                  (1) all Securities theretofore authenticated and delivered (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company or thereafter repaid to the Company from such trust) have been delivered to the Trustee for cancellation; or

                  (2) all Securities not theretofore delivered to the Trustee for cancellation (except lost, stolen or destroyed Securities which have been replaced or paid) have (i) become due and payable, (ii) will become due and payable at their stated maturity within one year or
         (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Securities to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; and

                  (3) the Company and/or the Guarantors have paid or caused to be paid all other sums payable under this Indenture and the Security Documents; and

                  (4) there exists no Default or Event of Default under this Indenture; and

                  (5) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with; and

                  (6) the Company shall have paid all amounts owing to the Trustee pursuant to Section 7.07.

SECTION 8.03.     Survival of Certain Obligations.

                  Notwithstanding the satisfaction and discharge of this Indenture and of the Securities referred to in Section 8.01 or 8.02, the respective obligations of the Company and the Trustee under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 2.12, 2.13, 4.01, 4.02 and 6.07, Article Seven and
Sections 8.05, 8.06 and 8.07 and Article Twelve shall survive until the Securities are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.07, 8.05, 8.06 and 8.07 shall survive. Nothing contained in this Article Eight shall abrogate any of the rights, obligations or duties of the Trustee under this Indenture.

SECTION 8.04.     Acknowledgment of Discharge by Trustee.

                  Subject to Section 8.07, after (i) the conditions of Section
8.01 or 8.02 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company, and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.03.

SECTION 8.05.     Application of Trust Assets.

                  The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to Section 8.01. The Trustee shall apply the deposited U.S. Legal Tender or the U.S. Government Obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 8.01, to the payment of principal of and interest on the Securities. The U.S. Legal Tender or U.S. Government Obligations so held in trust and deposited with the Trustee in compliance with Section 8.01 shall not be part of the trust estate under this Indenture, but shall constitute a separate trust fund for the benefit of all Holders entitled thereto.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

SECTION 8.06.     Repayment to the Company or Guarantors; Unclaimed Money.

                  Subject to Sections 7.07 and 8.01 and to applicable laws relating to escheat, the Trustee shall promptly pay to the Company, or if deposited with the Trustee by any Guarantor, to such Guarantor, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Section 8.01, held by it at any time. The Trustee and the Paying Agent shall pay to the Company or any Guarantor, as the case may be, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the Holders is required; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein (which shall not be less than 30 days from the date of such mailing or publication and shall be at least two years after the date such money held by the Trustee for the payment of principal, premium, if any, or interest remains unclaimed), any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company or any Guarantor, as the case may be, Securityholders entitled to such money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 8.07.     Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company's and each Guarantor's, if any, obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; provided, however, that if the Company or the Guarantors, as the case may be, have made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of their obligations, the Company or the Guarantors, as the case may be, shall be subrogated to the rights of the holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.     Without Consent of Holders.

                  The Company and any Guarantors (when authorized by Board Resolutions), and the Trustee, together, may amend or supplement this Indenture or the Securities or direct the Collateral Agent to amend the Security Documents and the Intercreditor Agreement without notice to or consent of any Securityholder

                  (1) to cure any ambiguity, defect or inconsistency;

                  (2) to evidence the succession in accordance with Article Five hereof of another Person to the Company or a Guarantor and the assumption by any such successor of the covenants of the Company or a Guarantor herein and in the Securities or a Subsidiary Guarantee, as the case may be;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                  (4) to make any other change that does not materially adversely affect the rights of any Securityholders hereunder;

                  (5) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

                  (6) to add or release any Guarantor pursuant to the terms of this Indenture;

                  (7) to add any additional assets as Collateral;

                  (8) to release any Collateral from the Lien of this Indenture and the Security Documents when permitted or required by the Security Documents or this Indenture; or

                  (9) upon any amendment, waiver or consent to the security documents granting the First Priority Liens on the Collateral, amending, waiving or consenting to the comparable provisions of the Security Documents as and to the extent set forth in Article Twelve.

provided that each of the Company and any Guarantors has delivered to the Trustee and the Collateral Agent an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01; and provided, further, that such amendment or supplement does not, in the opinion of the Trustee or the Collateral Agent, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee and the Collateral Agent will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel. In addition, without the consent of any Holder, any amendment, waiver or consent agreed to with respect to a First Priority Collateral Document shall automatically apply to the comparable provision of the comparable Security Document to the extent provided in Section 5.3 of the Intercreditor Agreement. The Company will provide to the Trustee and the Collateral Agent written notice of any such amendment, waiver or consent prior to or concurrently with the effectiveness thereof. Amendments of the Security Documents are also subject to Section 5.3 of the Intercreditor Agreement.

SECTION 9.02.     With Consent of Holders.

                  Subject to Section 6.07, the Company and any Guarantors (when authorized by Board Resolutions) and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the then outstanding Securities, may amend or supplement this Indenture, the Securities and any Subsidiary Guarantees and the Security Documents without notice to any other Securityholders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the then outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder (including, without limitation, the provisions of Section 4.22). Without the consent of each Securityholder affected, however, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may

                  (1) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture, the Securities or any Subsidiary Guarantees;

                  (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Security;

                  (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Securities; or change the date on which any Securities may be subject to redemption, or reduce the redemption price therefor;

                  (4) make any Securities payable in money other than that stated in the Securities;

                  (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of, premium, if any, and interest on such Securities on or after the stated due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the then outstanding Securities to waive Defaults or Events of Default;

                  (6) amend, change or modify in any material respect the obligations of the Company to make and consummate a Change of Control Offer after the occurrence of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

                  (7) modify or change any provision of this Indenture or the related definitions affecting the ranking of the Securities or any Subsidiary Guarantee in a manner which adversely affects the Holders;

                  (8) modify the provisions of Section 4.19, 6.04, 6.07 or this
         Section 9.02 in any manner adverse to a Holder of Securities; or

                  (9) release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

                  It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03.     Compliance with TIA.

                  From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04.     Revocation and Effect of Consents.

                  Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (11) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05.     Notation on or Exchange of Securities.

                  If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.     Trustee to Sign Amendments, Etc.

                  The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture, the Security Documents, the Intercreditor Agreement or the Collateral Agency Agreement; provided, further, that no amendment which affects the Collateral Agent's rights, duties or immunities under this Indenture, the Security Documents, the Intercreditor Agreement or the Collateral Agency Agreement, shall be effective unless the Collateral Agent shall consent in writing thereto. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Company and any Guarantor enforceable in accordance with its terms (subject to customary exceptions) and, in the case of any supplemental indenture required by
Section 4.18, constitutes a guarantee as defined therein. Such Opinion of Counsel shall be at the expense of the Company, and the Trustee shall have a lien under Section 7.07 for any such expense.

                                   ARTICLE TEN

                                    GUARANTEE

SECTION 10.01.    Unconditional Guarantee.

                  Each Guarantor agrees to unconditionally, jointly and severally, guarantee to each Holder of a Security authenticated and delivered by the Trustee, and to the Trustee and its successors and assigns, that (i) the principal of, premium, if any, and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Securities and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; (ii) in case of any extension of time of payment or renewal of any Securities or of any such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise; and (iii) all other obligations and liabilities of the Company to the Holders, the Trustee or the Collateral Agent, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of or in connection with any Security Document, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees, charges and disbursements of counsel to the Securityholders, the Trustee or the Collateral Agent that are required to be paid by the Company pursuant to any Security Document) will be promptly paid in full when due, subject, however, in the case of clauses (i),
(ii) and (iii) above, to the limitations set forth in Section 10.03. Each Guarantor agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and each Subsidiary Guarantee. If any Securityholder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Securityholder, each Subsidiary Guarantee to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of each Subsidiary Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of its Subsidiary Guarantee.

SECTION 10.02.    Severability.

                  In case any provision of a Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.03.    Release of a Guarantor.

                  In the event of either (i) the issuance or sale of Capital Stock of a Guarantor in compliance with this Indenture which results in the Guarantor no longer being a Subsidiary of the Company, (ii) a Guarantor becoming an Unrestricted Subsidiary or (iii) the sale of all or substantially all of the assets of a Guarantor pursuant to an Asset Sale which complies with the provisions of Section 4.12, the applicable Guarantor's Subsidiary Guarantee will be released.

                  The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate and Opinion of Counsel certifying as to the compliance with this Section 10.03. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Securities as provided in this Article Ten.

SECTION 10.04.    Limitation of a Guarantor's Liability.

                  Each Guarantor and, by its acceptance hereof, each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and each Guarantor irrevocably agree that the obligations of each Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Subsidiary Guarantee, or pursuant to Section 10.05, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting such fraudulent transfer or conveyance.

SECTION 10.05.    Contribution.

                  In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under its Subsidiary Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Guarantor's obligations with respect to its Subsidiary Guarantee. "Adjusted Net Assets" of a Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Subsidiary Guarantee of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Subsidiary Guarantee of such Guarantor, as they become absolute and matured.

SECTION 10.06.    Waiver of Subrogation.

                  Until all Subsidiary Guarantee Obligations are paid in full, each Guarantor hereby irrevocably waives any claims or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under its Subsidiary Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.06 is knowingly made in contemplation of such benefits.

SECTION 10.07.    Execution of Subsidiary Guarantees.

                  To evidence its guarantee to the Securityholders set forth in this Article Ten, each Guarantor shall execute a Subsidiary Guarantee in substantially the form of Exhibit G attached hereto, which shall be endorsed on each Security ordered to be authenticated and delivered by the Trustee. Each Guarantor agrees that its Subsidiary Guarantee set forth in this Article Ten shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee as well as a supplemental indenture as required by Section 4.18. Each such Subsidiary Guarantee shall be signed on behalf of each Guarantor by two Officers, or an Officer and a secretary, treasurer, controller or an assistant secretary of the Guarantor or one Officer shall sign and one Officer or a secretary, treasurer, controller or an assistant secretary of the Guarantor (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such Subsidiary Guarantee prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Subsidiary Guarantee on behalf of such Guarantor. Such signatures upon the Subsidiary Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Subsidiary Guarantee, and in case any such officer who shall have signed the Subsidiary Guarantee shall cease to be such officer before the Security on which such Subsidiary Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed the Subsidiary Guarantee had not ceased to be such officer of the Guarantor.

SECTION 10.08.    Waiver of Stay, Extension or Usury Laws.

                  Each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Guarantor from performing its Subsidiary Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each such Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

SECTION 11.01.    TIA Controls.

                  If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of Section 318(c) of the TIA, the imposed duties shall control.

SECTION 11.02.    Notices.

                  Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  if to the Company or a Guarantor:

                           Tenneco Automotive Inc.
                           500 North Field Drive
                           Lake Forest, Illinois  60045
                           Attention:  Mark A. McCollum
                                       Chief Financial Officer

                           Facsimile:  (847) 482-5180

                  with a copy to:

                           Timothy R. Donovan
                           General Counsel
                           Tenneco Automotive Inc.
                           500 North Field Drive
                           Lake Forest, Illinois  60045

                           Facsimile:  (847) 482-5040
                  if to the Trustee:

                           Wachovia Bank, National Association
                           5847 San Felipe, Suite 1050
                           Houston, Texas  77057
                           Attention:  Corporate Trust Department

                           Facsimile:  (713) 278-4329

                  Each of the Company and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company or a Guarantor or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if telecopied; and five
(5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

                  Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03.    Communications by Holders with Other Holders.

                  Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture, the Securities or any Subsidiary Guarantees. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

SECTION 11.04.    Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee or the Collateral Agent to take any action under this Indenture, the Security Documents or the Intercreditor Agreement, the Company shall furnish to the Trustee or the Collateral Agent, as the case may be, at the request of the Trustee or the Collateral Agent, as the case may be:

                  (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05.    Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, the Security Documents or the Intercreditor Agreement, other than the Officers' Certificate required by
Section 4.08, shall include

                  (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 11.06.    Rules by Trustee, Paying Agent, Registrar.

                  The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.07.    Legal Holidays.

                  If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day with the same force and effect as if made on such payment date.

SECTION 11.08.    Governing Law.

                  THIS INDENTURE, THE SECURITIES AND ANY GUARANTEES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF

THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. Each of the parties hereto hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Indenture, the Securities and the Security Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar from of mail), postage prepaid, to such person at its address referred to in Section 11.02 or at such other address of which notice shall have been given pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

SECTION 11.09.    No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries or any Guarantor. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10.    No Recourse Against Others.

                  A director, officer, employee, stockholder or incorporator, as such, of the Company or any of its Subsidiaries or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Securities, this Indenture or any Subsidiary Guarantee or for any claim based on, in respect of or by reason of such obligations or their creations. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

SECTION 11.11.    Successors.

                  All agreements of the Company and any Guarantors in this Indenture, the Securities and any Subsidiary Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.12.    Duplicate Originals.

                  All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 11.13.    Severability.

                  In case any one or more of the provisions in this Indenture, in the Securities or in any Subsidiary Guarantee shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 11.14.    Table of Contents, Headings, Etc.

                  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                                 ARTICLE TWELVE

                        COLLATERAL AND SECURITY DOCUMENTS

SECTION 12.01.    Collateral and Security Documents.

                  (a) In order to secure the due and punctual payment of the Securities, the Company and the Guarantors have entered into the Collateral Agreement and the other Security Documents to create the Second Priority Liens on the Collateral in accordance with the terms thereof, subject to the Intercreditor Agreement. Pursuant to the provisions of the Collateral Agreement, the Intercreditor Agreement, the other Security Documents and this Indenture, the rights and remedies of the Trustee and the Holders of the Securities in the Collateral shall be subordinate and subject to the rights and remedies of the holders of the First Priority Liens in accordance with the terms of the Collateral Agreement, the other Security Documents and the Intercreditor Agreement. In the event of a conflict between the terms of this Indenture and the Security Documents, the Security Documents shall control.

                  (b) Each Holder of a Security, by accepting such Security, agrees to all of the terms and provisions of the Collateral Agreement, the other Security Documents and the Intercreditor Agreement.

                  (c) The Company and the Guarantors shall not, and shall not cause or permit any of their Restricted Subsidiaries to, intentionally grant a Lien on any of their Collateral to the collateral agent under the Credit Agreement and/or the security agreement and other documents and instruments entered into in connection therewith for the benefit of the lenders under the Credit Agreement unless a Second Priority Lien is created, subject to the Intercreditor Agreement, in favor of the Collateral Agent for the benefit of the Trustee (on behalf of the Trustee and the Holders of the Securities) with respect to such property or assets and with the same (in all material respects) priorities, consent rights and provisions regarding release of Collateral and other provisions set forth in the Security Documents as then in effect, subject to the Intercreditor Agreement.

                  From and after the date of this Indenture, if the Company or any Guarantor creates any additional Lien upon any of its property to secure any Credit Agreement Obligations, other First Priority Claims or any Other Second Lien Obligations, it shall concurrently grant a Second Priority Lien (subject to Permitted Liens and First Priority Liens) upon such property as security for the Securities and execute any and all further Security Documents, financing statements, agreements and instruments, but subject to the Intercreditor Agreement, that grant the Collateral Agent a Second Priority Lien upon such property for its benefit and the benefit of the Trustee and Holders and take all such actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents) that may be required under any applicable law, or which the Collateral Agent or Trustee may reasonably request to create such Second Priority Lien, all at the expense of the Company and the Guarantors, including reasonable fees and expenses of counsel incurred by the Trustee and the Collateral Agent in connection therewith; provided that (i) the Company or such Guarantor shall not be required to grant or perfect, as the case may be, a second priority Lien upon such property as security for the Securities if a second priority Lien in such property cannot be granted or perfected, as the case may be, under applicable law, (ii) such grant requires the consent of any third party, which consent the Company or such Guarantor is unable to obtain using commercially reasonable efforts or (iii) to the extent such property is Excluded Collateral.

                  In addition, the Company and each Guarantor shall, with respect to each parcel of real property in the United States owned by the Company or any Guarantor that secures the Credit Agreement Obligations, other First Priority Claims or any Other Second Lien

Obligations, use commercially reasonable efforts to deliver to the Collateral Agent, for the benefit of or addressed to the Trustee or the Collateral Agent, as applicable, the following:

                  (1) a fully executed, acknowledged, and recorded Second Priority Mortgage similar to those delivered on the date hereof with such changes as may be required under local law, subject to the Intercreditor Agreement;

                  (2) an opinion of local counsel in a form substantially similar to the opinion provided for the benefit of the Credit Agent, or otherwise reasonably acceptable to the Trustee and the Collateral Agent;

                  (3) if provided to the Credit Agent, a fully-paid title insurance policy (including such endorsements as the Credit Agent obtained in its title insurance policy) with no exceptions other than
         (i) exceptions included under the title insurance policy in favor of the Credit Agent, (ii) the Credit Agent's existing Lien on such property and other First Priority Liens and (iii) other changes reasonably acceptable to the Trustee;

                  (4) if provided to the Credit Agent, the most recent survey of each property together with either (i) an updated survey certification in favor of the Trustee and the Collateral Agent from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or (ii) an affidavit from the Company and the Guarantors stating that there has been no change, other than, in each case, changes reasonably acceptable to the Trustee, in the facts depicted in the survey; and

                  (5) such other related deliveries and deliverables as the Trustee and the Collateral Agent shall reasonably require.

                  The Company and the Guarantors shall provide each of the foregoing described in clauses (1) through (5) above at their own expense and shall pay all reasonable fees and expenses of counsel incurred by the Trustee and the Collateral Agent in connection with each of the foregoing.

SECTION 12.02.    Application of Proceeds of Collateral.

                  Upon any realization upon the Collateral, the proceeds thereof shall be applied in accordance with the terms of the Security Documents and the terms hereof, subject to the Intercreditor Agreement.

SECTION 12.03.    Possession, Use and Release of Collateral.

                  (a) Unless an Event of Default shall have occurred and be continuing, subject to the terms of the Security Documents, the Company and the Guarantors will have the right to remain in possession and retain exclusive control of the Collateral securing the Securities and any Subsidiary Guarantees (other than any cash, securities, obligations and Cash Equivalents constituting part of the Collateral and deposited with the Collateral Agent in accordance with the provisions of the Security Documents and other than as set forth in the Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income thereon.

                  (b) Each Holder of a Security, by accepting such Security, acknowledges that (i) the Security Documents shall provide that so long as any First Priority Claims (or any commitments or letters of credit in respect thereof) are outstanding, the holders thereof shall have the exclusive right and authority to determine the release, sale, or other disposition with respect to the Collateral and to change, waive or vary the Security Documents, subject in the case of changes, waivers, or variances, to the conditions specified in the Security Documents and in Section 5.3 of the Intercreditor Agreement and (ii) the holders of the First Priority Claims may (x) direct the Collateral Agent to take actions with respect to the Collateral (including the release of the Collateral and the manner of realization) without the consent of the Holders or the Trustee and (y) agree to modify the Security Documents, without the consent of the Holders or the Trustee, as set forth in the Intercreditor Agreement. Subject to the terms of the Security Documents and the Intercreditor Agreement, if at any time or from time to time Collateral which also secures the First Priority Claims is released or otherwise disposed of pursuant to the terms of the relevant governing documents, as applicable, such Collateral securing the Securities and any Subsidiary Guarantees shall be automatically released or disposed of.

                  (c) Subject to subsections (b), (d) and (e) of this Section 12.03, Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, the Intercreditor Agreement or as provided hereby. Whether prior to or after the Discharge of the First Priority Claims, upon the request of the Company pursuant to an Officers' Certificate certifying that all conditions precedent hereunder have been met and without the consent of any Holder of the Securities, the Company and the Guarantors will be entitled to releases of assets included in the Collateral from the Liens created by the Security Documents securing the Securities under any one or more of the following circumstances:

                  (1) if all other Liens on that asset securing First Priority Claims or any Other Second-Lien Obligations then secured by that asset (including all commitments thereunder) are released; provided, that after giving effect to the release, obligations secured by the First-Priority Liens on the remaining Collateral remain outstanding; provided, further, however, that in the event that an Event of Default under this Indenture of which the Credit Agent has at least one Business Day's notice exists as of the date on which the First Priority Claims release a Lien on any asset as described in this clause (1), the Second Priority Liens on the Collateral will not be released, except in connection with the exercise of remedies by the Credit Agent and thereafter, the Trustee (acting at the direction of the holders of a majority of outstanding principal amount of Second Priority Claims) will have the right to direct the Collateral Agent to foreclose upon the Collateral (but in such event, the Second Priority Liens will be released when such Event of Default and all other Events of Default under this Indenture cease to exist);

                  (2) to enable the Company or any Guarantor to consummate any sale, lease, conveyance or other disposition of any assets or rights permitted or not prohibited under Section 4.12 hereof;

                  (3) if the Company provides substitute collateral with at least an equivalent Fair Market Value as the assets included in the Collateral sought to be released, and such substitute collateral is subject to the Liens of the Security Documents and the Company or applicable Guarantor delivers to the Collateral Agent the following, as applicable:

                  (i) financing statements, agreements and instruments, but subject to the Intercreditor Agreement, that grant the Collateral Agent a Second Priority Lien upon such property for its benefit and the benefit of the Trustee and Holders and take all such actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents) that may be required under any applicable law, or which the Collateral Agent or Trustee may reasonably request to create such Lien, all at the expense of the Company and the Guarantors, including reasonable fees and expenses of counsel incurred by the Trustee and the Collateral Agent in connection therewith;

                  (ii) with respect each parcel of real property constituting substitute collateral, a fully executed, acknowledged, and recorded Second Priority Mortgage encumbering such parcel similar to those delivered on the date hereof with such changes as may be required under local law, subject to the Intercreditor Agreement;

                  (iii) an opinion of Company counsel and local counsel from each jurisdiction in which any real property constituting substitute collateral is located, which opinion shall be in a form substantially similar to those opinions delivered on the date hereof and, in the case of local counsel, with such changes as may be required under local law and otherwise reasonably acceptable to the Trustee and the Collateral Agent;

                  (iv) with respect to each Second Priority Mortgage encumbering real property constituting substitute collateral, a fully-paid title insurance policy (including such endorsements as are included in the title insurance policies delivered on the date hereof with such changes as may be required under local law) with no exceptions other than (a) exceptions of the type as are included in the title insurance policies delivered on the date hereof (b) the Credit Agent's existing Lien on such property and other First Priority Liens and (c) other changes reasonably acceptable to the Trustee;

                  (v) with respect each parcel of real property constituting substitute collateral, the most recent survey thereof together with either (a) an updated survey certification in favor of the Trustee and the Collateral Agent from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or (b) an affidavit from the Company and the Guarantors stating that there has been no change, other than, in each case, changes reasonably acceptable to the Trustee, in the facts depicted in the survey; and

                  (vi) such other related deliveries and deliverables as the Trustee and the Collateral Agent shall reasonably require.

                  The Company and the Guarantors shall provide each of the foregoing described in clauses (i) through (vi) above at their own expense and shall pay all reasonable fees and expenses of counsel incurred by the Trustee and the Collateral Agent in connection with each of the foregoing;

                  (4) if all of the stock of any of the Company's Subsidiaries that is pledged to the Collateral Agent is released or if any Subsidiary that is a Guarantor is released from its Subsidiary Guarantee, that Subsidiary's assets will also be released;

                  (5) in respect of assets included in the Collateral with a fair value, as determined in good faith by the Board of Directors of the Company, of up to $1.0 million in any calendar year, subject to a cumulative carryover for any amount not used in any prior calendar year;

                  (6) pursuant to an amendment, waiver or supplement pursuant to Article Nine hereof; or

                  (7) as provided in the Intercreditor Agreement.

                  Upon receipt of such Officers' Certificate, the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents.

                  Except as otherwise provided in the Intercreditor Agreement, no Collateral may be released from the Lien and security interest created by the Security Documents pursuant to the provisions of the Security Documents unless the Officers' Certificate required by this Section 12.03 has been delivered to the Collateral Agent.

                  (d) Notwithstanding any provision to the contrary in this Indenture, subject to Section 12.03(c), Collateral comprised of (i) inventory or
(ii) accounts receivable shall be subject to release upon sales of such inventory in the ordinary course of business, sales of such accounts receivable pursuant to a Permitted Receivables Financing made in accordance with Section
4.03 or the collection of such accounts receivable, as the case may be. If reasonably requested in writing by the Company, the Trustee shall instruct the Collateral Agent to execute and deliver such documents, instruments or statements and to take such other action as the Company may reasonably request to evidence or confirm that such Collateral has been released from the Liens of each of the Security Documents. The Collateral Agent shall execute and deliver such documents, instruments and statements and shall take all such actions promptly upon receipt of such instructions from the Trustee. The Company and the Guarantors shall pay all reasonable fees and expenses of the Trustee and Collateral Agent and their respective counsels in connection with each of the foregoing.

                  (e) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Securities has been accelerated (whether by declaration or otherwise) and the Trustee has delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of the Security Documents will be effective as against the Holders of Securities, except as otherwise provided in the Intercreditor Agreement.

SECTION 12.04.    Opinion of Counsel.

                  So long as the Security Documents have not been terminated in accordance with the terms thereof, the Company shall deliver to the Trustee and the Collateral Agent, so long as such delivery is required by Section 314(b) of the TIA, on the Issue Date and thereafter, at least annually, within 30 days of April 1 of each year (commencing with April 1, 2004), an Opinion of Counsel either stating that in the opinion of such counsel, such action has been taken with respect to the recording, filing, recording and refiling of this Indenture or any Security Document as is necessary to maintain the Security Interests granted thereunder, and reciting the details of such action, or stating that in the opinion of such counsel, no such action is necessary to maintain such Security Interests granted thereunder.

SECTION 12.05.    Certain Covenants Relating to Mortgaged Property

         Following the Discharge of the First Priority Claims, and in compliance with the terms of the Security Documents, and so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Company or any Restricted Subsidiaries may, without any prior release or consent by the Trustee, subject to the provisions of the Security Documents, grant leases or subleases in respect of any material properties in the event that the Company or the relevant Restricted Subsidiary determines, in its reasonable business judgment, that such property is no longer useful in the conduct of such entity's business and such leases or subleases do not materially interfere with the ordinary course of business of the Company and its Subsidiaries and do not materially affect the value of the property subject thereto; provided, however, that in the case of Mortgaged Property any such lease or sublease shall by its terms be subject and subordinate to the Lien, and otherwise comply with the provisions, of any Second Priority Mortgage affecting such property.

SECTION 12.06.    Trust Indenture Act Requirements.

                  The release of any Collateral from the Second Priority Lien of any of the Security Documents or the release of, in whole or in part, the Second Priority Liens created by any of the Security Documents, will not be deemed to impair the Security Interests in contravention of the provisions hereof if and to the extent the Collateral or Second Priority Liens are released pursuant to the applicable Security Documents and pursuant to the terms hereof. Each of the Holders of the Securities acknowledge that a release of Collateral or Liens strictly in accordance with the terms of the Security Documents and the terms hereof will not be deemed for any purpose to be an impairment of the Security Documents or otherwise contrary to the terms of this Indenture. To the extent applicable, the Company and the Guarantors will cause TIA Sections 313(b), relating to reports, and TIA Sections 314(d), relating to the release of property or securities from the Lien and security interest of the Security Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Security Documents, to be complied with. Any certificate or opinion required by TIA Sections 314(d) may be made by an Officer of the Company or Guarantors except in cases where TIA Sections 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

SECTION 12.07.    Suits to Protect the Collateral.

                  Subject to the provisions of the Security Documents and the Intercreditor Agreement, the Trustee shall have the authority to direct the Collateral Agent to institute and to maintain such suits and proceedings as the Trustee may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of the Securities in the Collateral (including suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interests or be prejudicial to the interests of the Holders of the Securities).

SECTION 12.08.    Purchaser Protected.

                  In no event shall any purchaser in good faith or other transferee of any property purported to be released hereunder be bound to ascertain the authority of the Trustee to direct the Collateral Agent to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted to be sold by this Article Twelve, be under obligation to ascertain or inquire into the authority of the Company or any Guarantor, as applicable, to make any such sale or other transfer.

SECTION 12.09.    Powers Exercisable by Receiver or Trustee.

                  In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article Twelve upon the Company or any Guarantor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or any Guarantor, as applicable, or of any officer or officers thereof required by the provisions of this Article Twelve, all subject to the Intercreditor Agreement.

SECTION 12.10.    Release upon Termination of Company's Obligations.

                  In the event that the Company delivers an Officers' Certificate and Opinion of Counsel certifying that (i) its obligations under this Indenture have been satisfied and discharged by complying with the provisions of Article VIII or (ii) the Company has paid in full the principal of, accrued and unpaid interest and liquidated damages, if any, on the Securities and all other Obligations under this Indenture, the Subsidiary Guarantees and the Security Documents that are due and payable at or prior to the time such principal, accrued and unpaid interest and liquidated damages, if any, are paid, the Trustee shall (i) execute and deliver such releases, termination statements and other instruments (in recordable form, where appropriate) as the Company or any Guarantor, as applicable, may reasonably request to evidence the termination of the Security Interests created by the Security Documents and (ii) not be deemed to hold the Security Interests for its benefit and the benefit of the Holders of the Securities.

SECTION 12.11.    Collateral Agent.

                  (a) The Trustee is hereby appointed and shall act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Neither the Collateral Agent nor any of its respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent's interest in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder or under the Security Documents, except for its own gross negligence or willful misconduct.

                  (b) The Trustee, as Collateral Agent and as Trustee, as the case may be, is authorized and directed to (i) enter into the Security Documents and the Intercreditor Agreement, (ii) bind the Holders on the terms as set forth therein and (iii) perform and observe its obligations under the Security Documents and the Intercreditor Agreement.

                  (c) If the Company or the Guarantors (i) incur Indebtedness constituting Credit Agreement Obligations or other First Priority Claims at any time when no Intercreditor Agreement is in effect or at any time when Indebtedness constituting Credit Agreement Obligations or other First Priority Claims entitled to the benefit of an existing Intercreditor Agreement is concurrently retired, and (ii) deliver to the Collateral Agent an Officers' Certificate so stating and requesting the Collateral Agent to enter into the Intercreditor Agreement or an intercreditor agreement substantially in the form of the Intercreditor Agreement in favor of a designated agent or representative for the holders of the Indebtedness so incurred, the Collateral Agent shall (and is hereby authorized and directed to) enter into such Intercreditor Agreement, bind the Holders on the terms set forth therein, and perform and observe its obligations thereunder.

                  (d) Subject to the Intercreditor Agreement, if (i) the Company or the Guarantors at any time incur any Indebtedness constituting Other Second-Lien Obligations, (ii) the indenture or agreement governing such Indebtedness provides that, notwithstanding the date, manner or order of grant, attachment or perfection of any Liens granted to the Collateral Agent under the Security Documents (the "Liens Securing Note Obligations") or granted to the holders of Other Second-Lien Obligations or any agent or representative for the holders of Other Second-Lien Obligations (the "Liens Securing Other Second-Lien Obligations"), the Liens Securing Note Obligations and the Liens Securing Other Second-Lien Obligations shall be of equal dignity, priority and rank, (iii) the Company and the Guarantors deliver to the Collateral Agent an Officer's Certificate so stating and requesting that the Collateral Agent assign or transfer the Liens Securing Note Obligations to a Common Collateral Agent identified therein and (iv) the Company and the Guarantors deliver to the Collateral Agent an Opinion of Counsel stating that, in the opinion of such counsel, the Common Collateral Agent is empowered and obligated (on substantially the terms applicable to the Collateral Agent pursuant to this Indenture and the Security Documents, including, without limitation, the Intercreditor Agreement) to hold the Liens Securing Note Obligations and all Liens Securing Other-Second

Lien Obligations and all proceeds of all such Liens for the equal and ratable benefit of the holders of all Obligations secured thereby and further confirming as to all such Liens each of the matters referred to in Section 12.04, giving effect to the assignment or transfer requested in such Officer's Certificate, then (A) the Liens Securing Note Obligations shall be of equal dignity, priority and rank with all such Liens Securing Other Second-Lien Obligations and (B) the Collateral Agent shall assign or transfer the Liens Securing Note Obligations to the Common Collateral Agent as requested in such Officer's Certificate.

                  (e) The Company shall provide written notice to the Trustee and the Collateral Agent of any change in the Credit Agent under the Intercreditor Agreement and of any change in the notice address of the Credit Agent, in each case within two Business Days of the Company becoming aware of any such change.

SECTION 12.12.    Post-Closing Filings; Further Assurances.

                  (a) The Company and each Guarantor shall maintain the Second Priority Liens as perfected security interests having at least the priority and perfection required by the Security Documents and as perfected Second Priority Mortgage Liens and shall defend such security interests against the claims and demands of all Persons whomsoever, other than the holders of the First Priority Liens and Permitted Liens and subject to the Intercreditor Agreement.

                  (b) The Company and each Guarantor will furnish to the Collateral Agent and the Holders from time to time statements and schedules further identifying and describing their assets and property constituting Collateral and such other reports in connection therewith as the Collateral Agent may reasonably request, all in reasonable detail.

                  (c) Subject to the priority of the First Priority Liens and subject to the terms of the Intercreditor Agreement, at any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of the Company or such Guarantor, the Company and each Guarantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of the Security Documents and of the rights and powers therein granted.

                  (d) The Company is currently the fee owner of a certain parcel of real property located at 515 W. Mill Street in Culver, Indiana 46511 which, as part of the First Priority Collateral, is encumbered by a mortgage in favor of JPMorgan Chase Bank (as successor by merger to The Chase Manhattan Bank), as administrative agent. The Company is currently contemplating a sale of this property. In the event that the Company does not consummate the sale of the Culver, Indiana property prior to the date which is 180 days from the date hereof in accordance with the provisions of the Indenture and the Credit Agreement, the Company covenants and agrees that, within 210 days from the date hereof the Culver, Indiana property shall become a Mortgaged Property and the Company shall, with regard to the Culver, Indiana property (i) deliver to the Trustee a Second Priority Mortgage encumbering such property and (ii) comply with all other requirements and deliver the other documents specified in Section (5)(p) of the Purchase Agreement with regard to such Mortgaged Property, the terms of which are incorporated herein by reference to the same extent as fully set forth in Section (5)(p) of the Purchase Agreement except that each reference therein to the "Representative" shall be deemed to be a reference to the Trustee hereunder.

SECTION 12.13.    Taking and Destruction.

                  Following Discharge of the First Priority Claims, upon any Taking or Destruction of any Collateral, all Net Insurance Proceeds received by the Company or any Guarantor shall be deemed Net Cash Proceeds and shall be applied in accordance with Section 4.12 (except that references to "270 days" and "271st day" shall be deemed to be replaced with "360 days" and "361st day").

SECTION 12.14.    Designations.

                  For purposes of the provisions hereof and the Intercreditor Agreement requiring the Company to designate Indebtedness for the purposes of the term "First Priority Claims," "Other Second-Lien Obligations" or any other such designations hereunder or under the Intercreditor Agreement, any such designation shall be sufficient if the relevant designation is set forth in writing, signed on behalf of the Company by an Officer and delivered to the Trustee and the Credit Agent. For all purposes hereof and the Intercreditor Agreement, the Company hereby designates any Obligations in respect of the Credit Agreement as "Credit Agreement Obligations."

                            [Signature Pages Follow]

                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.


                                     TENNECO AUTOMOTIVE INC.


                                     By:
                                            -----------------------------------
                                            Name:
                                            Title:



                                     TENNECO AUTOMOTIVE OPERATING
                                       COMPANY INC., as Guarantor


                                     By:
                                            -----------------------------------
                                            Name:
                                            Title:



                                     THE PULLMAN COMPANY, as Guarantor


                                     By:
                                            -----------------------------------
                                            Name:
                                            Title:



                                     CLEVITE INDUSTRIES INC., as Guarantor


                                     By:
                                            -----------------------------------
                                            Name:
                                            Title:



                                     TENNECO GLOBAL HOLDINGS INC., as Guarantor


                                     By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                     TMC TEXAS INC., as Guarantor


                                     By:
                                            -----------------------------------
                                            Name:
                                            Title:



                                     TENNECO INTERNATIONAL HOLDING CORP., as
                                        Guarantor


                                     By:
                                            -----------------------------------
                                            Name:
                                            Title:



                                     WACHOVIA BANK, NATIONAL ASSOCIATION, as
                                        Trustee


                                     By:
                                            -----------------------------------
                                            Name:
                                            Title:

                  The undersigned Deutsche Bank National Trust Company hereby acknowledges its agreement to become successor Trustee pursuant to Section 7.08 and that it shall become successor Trustee and a party to this Indenture as set forth therein without any further action in accordance with the terms of Section 7.08.




                                     DEUTSCHE BANK NATIONAL
                                         TRUST COMPANY, as Successor Trustee


                                     By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT A


                           [FORM OF SERIES A SECURITY]


                  THIS NOTE (AND ANY GUARANTEE THEREOF) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND NEITHER THIS SECURITY (NOR ANY GUARANTEE THEREOF) NOR ANY INTEREST OR PARTICIPATION HEREIN (OR THEREIN) MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE THERETO UNDER RULE 144(k) UNDER THE SECURITIES ACT WHICH IS APPLICABLE TO THIS SECURITY (THE "RESALE RESTRICTION TERMINATION DATE") OTHER THAN (1) TO THE ISSUER OR ITS SUBSIDIARIES, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY IF THIS SECURITY IS NOT IN BOOK-ENTRY FORM), (3) TO A NON-"U.S. PERSON" IN AN "OFFSHORE TRANSACTION" (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY IF THIS SECURITY IS NOT IN BOOK-ENTRY FORM), (4) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR
(5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL, AND SUBJECT TO THE RIGHT OF THE

ISSUER OR THE TRUSTEE FOR THE SECURITIES PRIOR TO ANY SUCH SALE, PLEDGE OR OTHER TRANSFER PURSUANT TO CLAUSE (4) ABOVE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON REQUEST OF THE HOLDER ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE.

                             TENNECO AUTOMOTIVE INC.

                          10 1/4% Senior Secured Notes
                           due July 15, 2013, Series A

                                                                 CUSIP No.:

No. [   ]                                                        $[           ]

                  TENNECO AUTOMOTIVE INC., a Delaware corporation (the "Company," which term includes any successor corporation), for value received
promises to pay to Cede & Co. or registered assigns, the principal sum of [   ]
Dollars, on July 15, 2013.

                  Interest Payment Dates: January 15 and July 15, commencing
[        ].

Record Dates:  January 1 and July 1.

                  Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:  [                    ]


                                     TENNECO AUTOMOTIVE INC.


                                     By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                     By:
                                            -----------------------------------
                                            Name:
                                            Title:

                  This is one of the 10 1/4% Senior Secured Notes due 2013, Series A, described in the within-mentioned Indenture.

Dated:  [                     ]


                                     WACHOVIA BANK, NATIONAL ASSOCIATION,
                                       as Trustee


                                     By:
                                            -----------------------------------
                                                    Authorized Signatory

                             (REVERSE OF SECURITY)

                            TENNECO AUTOMOTIVE INC.


                          10 1/4% Senior Secured Notes
                          due July 15, 2013, Series A

1.       Interest.

                  TENNECO AUTOMOTIVE INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on January 15 and July 15 of each year (an "Interest Payment Date"), commencing [ ]. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [ ]. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities plus 2% and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.       Method of Payment.

                  The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.       Paying Agent and Registrar.

                  Initially, Wachovia Bank, National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

4.       Indenture.

                  The Company issued the Securities under an Indenture, dated as of June 19, 2003 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them.

5.       Optional Redemption.

                  The Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after July 15, 2008 upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on July 15 of the applicable year set forth below, plus, in each case, accrued and unpaid interest, if any, to the date of redemption:

         Year                                                  Percentage
         ----                                                  ----------
         2008........................................             105.125%
         2009........................................             103.417%
         2010........................................             101.708%
         2011 and thereafter.........................             100.000%

6.       Optional Redemption upon Equity Offerings.

                  At any time, or from time to time, on or prior to July 15, 2006, the Company may, at its option, use all or any portion of the net cash proceeds of one or more Equity Offerings (as defined below) to redeem up to 35% of the aggregate principal amount of the Securities issued at a redemption price equal to 110.25% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption; provided that at least 65% of the aggregate principal amount of Securities issued remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 180 days after the consummation of any such Equity Offering.

                  As used in the preceding paragraph, "Equity Offering" means any public or private sale of the common stock of the Company, other than any public offering with respect to the Company's common stock registered on Form S-8 or other issuances upon exercise of options by employees of the Company or any of its Restricted Subsidiaries.

7.       Notice of Redemption.

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.

                  If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption.

8.       Change of Control Offer.

                  Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all of the outstanding Securities at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase.

9.       Limitation on Disposition of Assets.

                  The Company is, subject to certain conditions, obligated to make an offer to purchase Securities at 100% of their principal amount plus accrued and unpaid interest to the date of repurchase with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

10.      Denominations; Transfer; Exchange.

                  The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

11.      Persons Deemed Owners.

                  The registered Holder of a Security shall be treated as the owner of it for all purposes.

12.      Unclaimed Funds.

                  If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

13.      Legal Defeasance and Covenant Defeasance.

                  The Company may be discharged from its obligations under the Indenture and the Securities except for certain provisions thereof, and may be discharged from its obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

14.      Amendment; Supplement; Waiver.

                  Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

15.      Restrictive Covenants.

                  The Indenture contains certain covenants that, among other things, limit the ability of the Company and certain of its subsidiaries to make restricted payments, to incur indebtedness, to create liens, to issue preferred or other capital stock of subsidiaries, to sell assets, to permit restrictions on dividends and other payments by subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or to engage in certain businesses. The limitations are subject to a number of important qualifications and exceptions.

16.      Defaults and Remedies.

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal, premium or interest, including an accelerated payment) if it determines that withholding notice is in their interest.

17.      Trustee Dealings with Company.

                  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries, any Guarantor and their respective Affiliates as if it were not the Trustee.

18.      No Recourse Against Others.

                  No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

19.      Authentication.

                  This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

20.      Abbreviations and Defined Terms.

                  Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.      CUSIP Numbers.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

22.      Registration Rights.

                  Pursuant to the Registration Rights Agreement, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Series A Security for the Company's 10 1/4% Senior Secured Notes due 2013, Series B (the "Series B Securities"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Series A Securities. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

23.      Security.

                  The Company's and Guarantors' obligations under the Securities are secured by Second Priority Liens on the Collateral pursuant to the terms of the Security Documents and the Intercreditor Agreement. The actions of the Trustee and the Holders of the Securities secured by such Second Priority Liens and the application of proceeds from the enforcement of any remedies with respect to such Collateral are limited pursuant to the terms of the Security Documents and the Intercreditor Agreement.

                  The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to TENNECO AUTOMOTIVE INC., 500 North Field Drive, Lake Forest, IL 60045,
Attention: Chief Financial Officer.

                                 ASSIGNMENT FORM

I or we assign and transfer this Security to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
      (Print or type name, address and zip code of assignee or transferee)

--------------------------------------------------------------------------------
 (Insert Social Security or other identifying number of assignee or transferee)



and irrevocably appoint _______________________________________________________
agent to transfer this Security on the books of the Company.
The agent may substitute another to act for him.


Dated:                                Signed:
        -----------------                    ----------------------------------
                                             (Sign exactly as name appears on
                                              the other side of this Security)

Signature Guarantee:
                      ----------------------------------------------------------
                      Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.12 or Section 4.21 of the Indenture, check the appropriate box:

                  Section 4.12 [      ] Section 4.21 [      ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.12 or Section 4.21 of the Indenture, state the amount: $_____________

Date:                                 Your Signature:
      ----------------                               ---------------------------
                                                     (Sign exactly as your name
                                                      appears on the other side
                                                      of this Security)


Signature Guarantee:
                      ----------------------------------------------------------
                      Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor reasonably acceptable to the Trustee)

                                                                       EXHIBIT B


                           [FORM OF SERIES B SECURITY]

                             TENNECO AUTOMOTIVE INC.


                          10 1/4% Senior Secured Notes
                           due July 15, 2013, Series B

                                                              CUSIP No.: [    ]
No. [   ]                                                     $[              ]

                  TENNECO AUTOMOTIVE INC., a Delaware corporation (the "Company," which term includes any successor corporation), for value received promises to pay to Cede & Co. or registered assigns, the principal sum of [ ] Dollars, on July 15, 2013.

                  Interest Payment Dates:  January 15 and July 15, commencing
[              ].

                  Record Dates:  January 1 and July 1.

                  Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:  [              ]


                                     TENNECO AUTOMOTIVE INC.


                                     By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                     By:
                                            -----------------------------------
                                            Name:
                                            Title:

                  This is one of the 10 1/4% Senior Secured Notes due 2013, Series B, described in the within-mentioned Indenture.

Dated:  [                ]


                                     WACHOVIA BANK, NATIONAL ASSOCIATION,
                                        as Trustee


                                     By:
                                            -----------------------------------
                                                   Authorized Signatory

                              (REVERSE OF SECURITY)

                             TENNECO AUTOMOTIVE INC.


                          10 1/4% Senior Secured Notes
                           due July 15, 2013, Series B


1.       Interest.

                  TENNECO AUTOMOTIVE INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on January 15 and July 15 of each year (an "Interest Payment Date"), commencing [ ]. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [ ]. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities plus 2% and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.       Method of Payment.

                  The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.       Paying Agent and Registrar.

                  Initially, Wachovia Bank, National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

4.       Indenture.

                  The Company issued the Securities under an Indenture, dated as of June 19, 2003 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them.

5.       Optional Redemption.

                  The Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after July 15, 2008 upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on July 15 of the applicable year set forth below, plus, in each case, accrued and unpaid interest, if any, to the date of redemption:

      Year                                                  Percentage
      ----                                                  ----------
      2008........................................             105.125%
      2009........................................             103.417%
      2010........................................             101.708%
      2011 and thereafter.........................             100.000%

6.       Optional Redemption upon Equity Offerings.

                  At any time, or from time to time, on or prior to July 15, 2006, the Company may, at its option, use all or any portion of the net cash proceeds of one or more Equity Offerings (as defined below) to redeem up to 35% of the aggregate principal amount of the Securities issued at a redemption price equal to 110.25% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption; provided that at least 65% of the aggregate principal amount of Securities issued remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 180 days after the consummation of any such Equity Offering.

                  As used in the preceding paragraph, "Equity Offering" means any public or private sale of the common stock of the Company, other than any public offering with respect to the Company's common stock registered on Form S-8 or other issuances upon exercise of options by employees of the Company or any of its Restricted Subsidiaries.

7.       Notice of Redemption.

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations of $1,000 may be redeemed only in whole. The

Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.

                  If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption.

8.       Change of Control Offer.

                  Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all of the outstanding Securities at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase.

9.       Limitation on Disposition of Assets.

                  The Company is, subject to certain conditions, obligated to make an offer to purchase Securities at 100% of their principal amount plus accrued and unpaid interest to the date of repurchase with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

10.      Denominations; Transfer; Exchange.

                  The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

11.      Persons Deemed Owners.

                  The registered Holder of a Security shall be treated as the owner of it for all purposes.

12.      Unclaimed Funds.

                  If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

13.      Legal Defeasance and Covenant Defeasance.

                  The Company may be discharged from its obligations under the Indenture and the Securities except for certain provisions thereof, and may be discharged from its obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

14.      Amendment; Supplement; Waiver.

                  Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

15.      Restrictive Covenants.

                  The Indenture contains certain covenants that, among other things, limit the ability of the Company and certain of its subsidiaries to make restricted payments, to incur indebtedness, to create liens, to issue preferred or other capital stock of subsidiaries, to sell assets, to permit restrictions on dividends and other payments by subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or to engage in certain businesses. The limitations are subject to a number of important qualifications and exceptions.

16.      Defaults and Remedies.

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal, premium or interest, including an accelerated payment) if it determines that withholding notice is in their interest.

17.      Trustee Dealings with Company.

                  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries, any Guarantor and their respective Affiliates as if it were not the Trustee.

18.      No Recourse Against Others.

                  No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

19.      Authentication.

                  This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

20.      Abbreviations and Defined Terms.

                  Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.      CUSIP Numbers.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

22.      Security.

                  The Company's and Guarantors' obligations under the Securities are secured by Second Priority Liens on the Collateral pursuant to the terms of the Security Documents and the Intercreditor Agreement. The actions of the Trustee and the Holders of the Securities secured by such Second Priority Liens and the application of proceeds from the enforcement of any remedies with respect to such Collateral are limited pursuant to the terms of the Security Documents and the Intercreditor Agreement.

                  The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to: TENNECO AUTOMOTIVE INC., 500 North Field Drive, Lake Forest, IL 60045,
Attention: Chief Financial Officer.

                                 ASSIGNMENT FORM


I or we assign and transfer this Security to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
      (Print or type name, address and zip code of assignee or transferee)

--------------------------------------------------------------------------------
 (Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint _______________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated:                              Signed:
        -----------                        ------------------------------------
                                           (Sign exactly as name appears on the
                                            other side of this Security)

Signature Guarantee:
                      ----------------------------------------------------------
                      Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.12 or Section 4.21 of the Indenture, check the appropriate box:

                  Section 4.12 [      ] Section 4.21 [      ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.12 or Section 4.21 of the Indenture, state the amount: $_____________

Date:                                Your Signature:
      ----------------                              ---------------------------
                                                    (Sign exactly as your name
                                                     appears on the other side
                                                     of this Security)


Signature Guarantee:
                      ---------------------------------------------------------
                      Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT C

                      FORM OF LEGEND FOR GLOBAL SECURITIES


                  Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT D


                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF SECURITIES


                  Re: 10 1/4% Senior Secured Notes due 2013, Series A, and 10 1/4% Senior Secured Notes due 2013,
                       Series B (the "Securities"), of Tenneco Automotive Inc.


                  This Certificate relates to $_______ principal amount of Securities held in the form of* ___ a beneficial interest in a Global Security or* _______ Physical Securities by ______ (the "Transferor").

The Transferor:*

                  [ ] has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Physical Security or Physical Securities in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

                  [ ] has requested by written order that the Registrar exchange or register the transfer of a Physical Security or Physical Securities.

                  In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Securities and the restrictions on transfers thereof as provided in Section 2.16 of such Indenture, and that the transfer of this Securities does not require registration under the Securities Act of 1933, as amended (the "Act") because*:

                  [ ] Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.16(a)(II)(A) or Section 2.16(d)(i)(A) of the Indenture).

                  [ ] Such Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Act), in reliance on Rule 144A.

                  [ ] Such Security is being transferred to an institutional "accredited investor" (within the meaning of subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Act.


------------------------

*     Check applicable box.

                  [ ] Such Security is being transferred in reliance on Regulation S under the Act

                  [ ] Such Security is being transferred in reliance on Rule 144 under the Act.

                  [ ] Such Security is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Act other than Rule 144A or Rule 144 or Regulation S under the Act to a person other than an institutional "accredited investor."



                                         --------------------------------------
                                         [INSERT NAME OF TRANSFEROR]



                                         By:
                                            -----------------------------------
                                                   [Authorized Signatory]


Date:
     -----------------------

                                                                       EXHIBIT E


                            Form of Certificate To Be
                          Delivered in Connection with
                 Transfers to Institutional Accredited Investors


                                                           ---------------, ----

Wachovia Bank, National Association
5847 San Felipe, Suite 1050
Houston, Texas  77057

Attention:  Corporate Trust Department

                  Re: Tenneco Automotive Inc. (the "Company") Indenture (the "Indenture") relating to 10 1/4% Senior Secured Notes due 2013, Series A, or 10 1/4% Senior Secured Notes due 2013, Series B


Ladies and Gentlemen:

                  In connection with our proposed purchase of 10 1/4% Senior Secured Notes due 2013, Series A, or 10 1/4% Senior Secured Notes due 2013, Series B (the "Securities"), of Tenneco Automotive Inc. (the "Company"), we confirm that:

                  1. We have received such information as we deem necessary in order to make our investment decision.

                  2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                  3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree for the benefit of the issuer that this Security may not be offered, sold, pledged or otherwise transferred prior to the expiration of the holding period applicable thereto under Rule 144(k) under the Securities Act which is applicable to this Security (the "Resale Restriction Termination Date") other than
         (1) to the issuer or its subsidiaries, (2) so long as this Security is eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), to a person whom the seller reasonably believes is a "Qualified Institutional Buyer" within the meaning of Rule 144A purchasing for its own account or for the account of a Qualified Institutional Buyer, in each case to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A (as indicated by the box checked by the transferor on the certificate of transfer on the reverse of this Security if this Security is not in book-entry form), (3) to a non-"U.S. person" in an "Offshore Transaction" (as such terms are defined in Regulation S under the Securities Act) in accordance with Regulation S under the Securities Act (as indicated by the box checked by the transferor on the certificate of transfer on the reverse of this Security if this Security is not in book-entry form), (4) pursuant to any other available exemption from the registration requirements of the Securities Act, including the exemption provided by Rule 144 under the Securities Act, if available, or (5) pursuant to an effective registration statement under the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control, and subject to the right of the issuer or the Trustee for the Securities prior to any such sale, pledge or other transfer pursuant to clause (4) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them. This legend will be removed upon request of the holder on or after the Resale Restriction Termination Date.

                  4. We understand that, on any proposed resale of Securities, we will be required to furnish to the Trustee and the Company, such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

                  5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
         Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

                  6. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


                              Very truly yours,

                              [Name of Transferee]


                              By:
                                 ----------------------------------------------
                                              [Authorized Signatory]

                                                                       EXHIBIT F


                            Form of Certificate To Be
                             Delivered in Connection
                           with Regulation S Transfers


                                                           ---------------, ----

Wachovia Bank, National Association
5847 San Felipe, Suite 1050
Houston, Texas  77057

Attention:  Corporate Trust Department


                  Re:      Tenneco Automotive Inc. (the "Company")
                           10 1/4% Senior Secured Notes due 2013,
                           Series A, and 10 1/4% Senior Secured Notes due 2013, Series B (the "Securities")


Dear Sirs:

                  In connection with our proposed sale of $____________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (1) the offer of the Securities was not made to a person in the United States;

                  (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.


                                      Very truly yours,

                                      [Name of Transferor]


                                      By:
                                         --------------------------------------
                                                  [Authorized Signatory]

                                                                       EXHIBIT G


                         [FORM OF SUBSIDIARY GUARANTEE]


                  Each undersigned Guarantor (as defined in the Indenture referred to in the Security upon which this notation is endorsed and each referred to as the "Guarantor," which term includes any successor person under the Indenture) unconditionally guarantees on a senior basis as set forth in the Indenture (such guarantee by the Guarantor being referred to herein as a "Subsidiary Guarantee") (i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                  No stockholder, officer, director or incorporator, as such, past, present or future, of the Guarantor shall have any liability under the Subsidiary Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

                  The Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.



                                      G-1